[ARTICLE] 5
[MULTIPLIER]   1


                   AMENDED AND RESTATED CREDIT AGREEMENT


                                  between


                            CIRRUS LOGIC, INC.

                                    and

                      BANK OF AMERICA NATIONAL TRUST
                          AND SAVINGS ASSOCIATION



                             January 31, 1995







                              TABLE OF CONTENTS


                                                                       Page

                                 ARTICLE I
                  Definitions and Financial Requirements . . . . . . . .  1

 1.01  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
 1.02  Financial Requirements. . . . . . . . . . . . . . . . . . . . . .  7

                                ARTICLE II
                                The Credit . . . . . . . . . . . . . . .  7

 2.01  Commitment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
 2.02  Reference Rate, Fixed Rate, Offshore Rate, and
         Offshore Currency Advances. . . . . . . . . . . . . . . . . . .  8
        (a)  Requests for Advances . . . . . . . . . . . . . . . . . . .  8
        (b)  Reference Rate Advances . . . . . . . . . . . . . . . . . .  9
        (c)  Fixed Rate Advances . . . . . . . . . . . . . . . . . . . .  9
        (d)  Offshore Rate Advances. . . . . . . . . . . . . . . . . . .  9
        (e)  Offshore Currency Advances. . . . . . . . . . . . . . . . . 10
        (f)  Prepayment of the Advances. . . . . . . . . . . . . . . . . 10
 2.03  Local Currency Advances . . . . . . . . . . . . . . . . . . . . . 11
 2.04  The Letter of Credit Facility . . . . . . . . . . . . . . . . . . 11
        (a)  Terms of Letters of Credit. . . . . . . . . . . . . . . . . 11
        (b)  Requests for Letters of Credit. . . . . . . . . . . . . . . 11
        (c)  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
        (d)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 12
 2.05  Commitment Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 12
 2.06  Guaranties. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                ARTICLE III
                 Disbursements, Payments, and Calculations . . . . . . . 13

 3.01  Lending Branches. . . . . . . . . . . . . . . . . . . . . . . . . 13
 3.02  Loan Account. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
 3.03  Immediately Available Funds . . . . . . . . . . . . . . . . . . . 13
 3.04  Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . 13
 3.05  Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
 3.06  Failure to Borrow . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.07  Default Interest. . . . . . . . . . . . . . . . . . . . . . . . . 14
 3.08  Calculation of Interest and Fees. . . . . . . . . . . . . . . . . 15

                                ARTICLE IV
                   Taxes, Costs, Capital Adequacy, Etc.. . . . . . . . . 15

 4.01  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
 4.02  Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
 4.03  Capital Adequacy. . . . . . . . . . . . . . . . . . . . . . . . . 16
 4.04  Breaking Deposits . . . . . . . . . . . . . . . . . . . . . . . . 16
 4.05  Availability. . . . . . . . . . . . . . . . . . . . . . . . . . . 17
 4.06  Statement of the Bank . . . . . . . . . . . . . . . . . . . . . . 17

                                 ARTICLE V
                 Conditions to the Availability of Credit. . . . . . . . 17

 5.01  Conditions to the First Extension of Credit . . . . . . . . . . . 17
        (a)  Opinion of Borrowers' Counsel . . . . . . . . . . . . . . . 17
        (b)  Borrowers' Corporate Resolutions. . . . . . . . . . . . . . 18
        (c)  Incumbency Certificates . . . . . . . . . . . . . . . . . . 18
        (d)  Borrowers' Compliance Certificate . . . . . . . . . . . . . 18
        (e)  Approvals and Consents. . . . . . . . . . . . . . . . . . . 18
        (f)  Cirrus International Agreement and Guaranty . . . . . . . . 18
        (g)  Other Evidence and Documents. . . . . . . . . . . . . . . . 18
 5.02  Conditions Precedent to Each Extension of Credit. . . . . . . . . 18
        (a)  Borrowing Certificate . . . . . . . . . . . . . . . . . . . 19
        (b)  Application for the Issuance or Amendment of a
             Letter of Credit. . . . . . . . . . . . . . . . . . . . . . 19
        (c)  Other Evidence and Documents. . . . . . . . . . . . . . . . 19
 5.03  Conditions Precedent to Extensions of Credit to Borrowing
        Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
        (a)  Credit Documentation. . . . . . . . . . . . . . . . . . . . 19
        (b)  Guaranties, Etc.. . . . . . . . . . . . . . . . . . . . . . 19
        (c)  Compliance with Conditions Precedent. . . . . . . . . . . . 20
        (d)  Other Evidence. . . . . . . . . . . . . . . . . . . . . . . 20

                                ARTICLE VI
                      Representations and Warranties . . . . . . . . . . 20

 6.01  Organization of Borrower. . . . . . . . . . . . . . . . . . . . . 20
 6.02  Organization of Subsidiaries. . . . . . . . . . . . . . . . . . . 20
 6.03  Authorization of Agreement. . . . . . . . . . . . . . . . . . . . 20
 6.04  Government Approvals. . . . . . . . . . . . . . . . . . . . . . . 20
 6.05  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . 21
 6.06  Enforceability of Agreement . . . . . . . . . . . . . . . . . . . 21
 6.07  Investment Company Act. . . . . . . . . . . . . . . . . . . . . . 21
 6.08  Title to Property . . . . . . . . . . . . . . . . . . . . . . . . 21
 6.09  Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . 21
 6.10  No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 6.11  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 22
 6.12  Regulation U. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 6.13  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
 6.14  Financial Information . . . . . . . . . . . . . . . . . . . . . . 22
 6.15  Renewal of Representations and Warranties . . . . . . . . . . . . 23
 6.16  Permits, Franchises.. . . . . . . . . . . . . . . . . . . . . . . 23
 6.17  Income Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . 23
 6.18  ERISA Plan Compliance.. . . . . . . . . . . . . . . . . . . . . . 23
 6.19  Full Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . 23
 6.20  No Material Adverse Change. . . . . . . . . . . . . . . . . . . . 24

                                ARTICLE VII
                           Affirmative Covenants . . . . . . . . . . . . 24

 7.01 Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 7.02  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . 24
 7.03  Quick Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
 7.04  Tangible Net Worth. . . . . . . . . . . . . . . . . . . . . . . . 24
 7.05  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
 7.06  Financial Statements, Reports, Etc. . . . . . . . . . . . . . . . 25
 7.07  Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 7.08  Existence, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . 26
 7.09  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . 26
 7.10  Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . 26
 7.11  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
 7.12  Books and Records, Inspection Rights. . . . . . . . . . . . . . . 27
 7.13  Company Liquid Assets.. . . . . . . . . . . . . . . . . . . . . . 27

                               ARTICLE VIII
                            Negative Covenants . . . . . . . . . . . . . 27

 8.01  Leverage Ratio. . . . . . . . . . . . . . . . . . . . . . . . . . 27
 8.02  Profitability . . . . . . . . . . . . . . . . . . . . . . . . . . 27
 8.03  Other Liabilities . . . . . . . . . . . . . . . . . . . . . . . . 27
 8.04  Other Security Interests. . . . . . . . . . . . . . . . . . . . . 28
 8.05  Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
 8.06  Liquidation, Merger, etc. . . . . . . . . . . . . . . . . . . . . 30
 8.07  Sale of Property for Fair Consideration . . . . . . . . . . . . . 30
 8.08  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
 8.09  Change in Business. . . . . . . . . . . . . . . . . . . . . . . . 30

                                ARTICLE IX
                             Events of Default . . . . . . . . . . . . . 30

 9.01  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . 30
        (a)  Nonpayment. . . . . . . . . . . . . . . . . . . . . . . . . 30
        (b)  Misrepresentation . . . . . . . . . . . . . . . . . . . . . 30
        (c)  Failure of Security Interest. . . . . . . . . . . . . . . . 31
        (d)  Involuntary Liens . . . . . . . . . . . . . . . . . . . . . 31
        (e)  Judgments . . . . . . . . . . . . . . . . . . . . . . . . . 31
        (f)  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . 31
        (g)  Involuntary Bankruptcy. . . . . . . . . . . . . . . . . . . 31
        (h)  Condemnation. . . . . . . . . . . . . . . . . . . . . . . . 31
        (i)  Regulatory Authority. . . . . . . . . . . . . . . . . . . . 32
        (j)  Approvals, Consents etc.. . . . . . . . . . . . . . . . . . 32
        (k)  Cross Default . . . . . . . . . . . . . . . . . . . . . . . 32
        (l)  Breach of Certain Covenants . . . . . . . . . . . . . . . . 32
        (m)  Breach of Other Agreements. . . . . . . . . . . . . . . . . 32
        (n)  Breach of Other Obligations . . . . . . . . . . . . . . . . 32
        (o)  ERISA Termination . . . . . . . . . . . . . . . . . . . . . 32
        (p)  IBM Joint Venture Guaranty. . . . . . . . . . . . . . . . . 33
        (q)  Material Adverse Change . . . . . . . . . . . . . . . . . . 33
 9.02  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
 9.03  Rights Not Exclusive. . . . . . . . . . . . . . . . . . . . . . . 34

                                 ARTICLE X
                               Miscellaneous . . . . . . . . . . . . . . 34

 10.01  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
 10.02  Application of Amounts Received. . . . . . . . . . . . . . . . . 34
 10.03  Cash Collateral for Letters of Credit. . . . . . . . . . . . . . 35
 10.04  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 35
 10.05  Participations; Novations. . . . . . . . . . . . . . . . . . . . 35
 10.06  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 10.07  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 36
 10.08  Waivers; Writing Required. . . . . . . . . . . . . . . . . . . . 36
 10.09  Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
 10.10  Costs and Expenses . . . . . . . . . . . . . . . . . . . . . . . 37
 10.11  Indemnification for Hazardous Substances . . . . . . . . . . . . 37
 10.12  Indemnification for Judgment Currency. . . . . . . . . . . . . . 37
 10.13  English Language . . . . . . . . . . . . . . . . . . . . . . . . 38
 10.14  Section Headings . . . . . . . . . . . . . . . . . . . . . . . . 38
 10.15  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 10.16  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . 38
 10.17  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . 38
 10.18  Nature of Liabilities. . . . . . . . . . . . . . . . . . . . . . 38
 10.19  Obligations of Foreign Subsidiaries. . . . . . . . . . . . . . . 38

SCHEDULES

Schedule 6.10          Litigation and Other Proceedings
Schedule 6.13          List of Subsidiaries


EXHIBITS

Exhibit A             Form of Borrowing Certificate
Exhibit B             Form of Compliance Certificate
Exhibit C             Form of Guaranty
Exhibit D             Form of Cirrus International Agreement

                   AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of January 31, 1995, between CIRRUS LOGIC, INC., a California corporation (the "Company"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Bank"), with respect to the following:


                                 Recitals.

     A. The Company and the Bank have entered into a Credit Agreement dated as of November 9, 1992, as amended by a First Amendment to Credit Agreement dated as of April 15, 1993, a Second Amendment to Credit Agreement dated as of June 8, 1993, a Third Amendment to Credit Agreement dated as of August 9, 1993, a Fourth Amendment to Credit Agreement dated as of October 1, 1993, a Fifth Amendment to Credit Agreement dated as of August 30, 1994, a Sixth Amendment to Credit Agreement dated as of August 31, 1994, a Seventh Amendment to Credit Agreement dated as of October 17, 1994 and an Eighth Amendment to Credit Agreement dated as of November 30, 1994 (as so amended, the "Original Credit Agreement"), pursuant to which the Bank has agreed, on the terms and conditions contained therein, to extend credit to the Company, to Cirrus Logic International, Ltd., a Bermuda corporation ("Cirrus International"; the Company and Cirrus International are collectively referred to herein as the "Borrowers"), and to certain other Subsidiaries (each such other Subsidiary is referred to herein as a "Borrowing Entity").

     B. The parties hereto desire to amend and restate in its entirety the Original Credit Agreement upon the terms and conditions set forth in this Agreement.

Accordingly, the Company and the Bank agree as follows:


                                 ARTICLE I

                  Definitions and Financial Requirements.


     1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated for purposes of this Agreement:

          "Advance" means a borrowing under Section 2.01, 2.02, or 2.03, whether such borrowing is made by a Borrower or a Borrowing Entity.

          "Affiliate" means any Person (other than a Subsidiary) that, directly or indirectly, controls, is controlled by, or is under common control with, the Company.

          "Agreement" means this Credit Agreement, as amended, modified, or supplemented from time to time.

          "Availability Period" means the period commencing on the date of this Agreement and ending on December 31, 1995.

          "Banking Day" means a day other than a Saturday, Sunday, or other day on which commercial banks in San Francisco, California, or New York, New York, are authorized or required by law to close.

          "Borrowing Certificate" means a certificate in the form of Exhibit A.

          "Borrowing Entity" has the meaning specified in Section
2.01(c).

          "Borrowing Entity L/C Obligations" means the undrawn amount of all outstanding letters of credit issued for the account of Borrowing Entities, the amount of all unreimbursed drawings under letters of credit issued for the account of Borrowing Entities, the amount of all outstanding drafts accepted under letters of credit issued for the account of Borrowing Entities, and the amount of all unreimbursed payments of drafts accepted under letters of credit issued for the account of Borrowing Entities.

          "Cirrus International Agreement" has the meaning specified in Section 5.01(f).

          "Closing Date" means the date of this Agreement.

          "Code" has the meaning specified in Section 6.18.

          "Commitment Amount" means $25,000,000.

          "Compliance Certificate" means the certificate in the form of Exhibit B.

          "Consolidated Tangible Net Worth" means, on a consolidated basis for the Company and its Subsidiaries, the gross book value of the assets of the Company and its Subsidiaries (exclusive of goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (a) reserves applicable thereto and (b) all liabilities (including accrued and deferred income taxes and subordinated liabilities).

          "Credit Document" means this Agreement, the Cirrus International Agreement, the International Guaranty, any Letter of Credit, any Letter of Credit Application, any guaranty of the obligations of any Borrower or any Borrowing Entity under this Agreement or under any instrument, document, or agreement executed in connection herewith, or any other document, instrument, or agreement executed by any Borrower or any Borrowing Entity or other Person in connection with this Agreement, the Credit Facilities, and the other transactions contemplated by this Agreement.

          "Credit Facilities" means the facilities for Advances, the Letters of Credit, and the other credit extensions to the Borrowers and the Borrowing Entities provided for in this Agreement and any instrument and agreement required under this agreement.

          "Default" means any event or condition which, with notice or the passage of time, would become an Event of Default.

          "Dollars" and "$" mean United States dollars.

          "Equivalent Amount" means the equivalent in Dollars of a Local Currency or an Offshore Currency, calculated at the spot rate for the purchase of such Local Currency or Offshore Currency with Dollars quoted by Bank's Grand Cayman Branch, Grand Cayman, British West Indies, at approximately 10:00 a.m. San Francisco, California, time two Banking Days prior to the relevant date.

          "ERISA" means the Employee Retirement Income Security
Act of 1974, as amended from time to time.

          "Event of Default" means any event listed in Article
IX.

          "Fixed Rate" means, for a Fixed Rate Advance, the rate of interest quoted by the Bank and accepted by the appropriate
Borrower as being applicable to such Fixed Rate Advance.

          "Fixed Rate Advance" means an Advance made pursuant to and in accordance with the provisions of Section 2.02(c).

          "Fixed Rate Interest Period" means, for a Fixed Rate Advance, the period commencing on the date of such Fixed Rate Advance and ending not more than six months thereafter, as requested by a Borrower in accordance with the provisions of
Section 2.02, but in any case not later than the last day of the Availability Period.

          "International Guaranty" has the meaning specified in
Section 2.06.

          "Interest Period" means a Fixed Rate Interest Period, an Offshore Rate Interest Period, or an Offshore Currency Period, as appropriate.

          "Lending Branch" means the branches or offices of Bank at 530 Lytton Avenue, Palo Alto, California, or such other of its branches or offices as the Bank may from time to time designate.

          "Letter of Credit" means a commercial or standby letter of credit issued under the Letter of Credit Facility.

          "Letter of Credit Application" means the Bank's standard form application and agreement for the issuance or amendment of commercial or standby letters of credit as such forms are from time to time in effect.

          "Letter of Credit Facility" means the facility for letters of credit described in Section 2.04.

          "Letter of Credit Obligations" means the sum of (a) the undrawn amount of all outstanding Letters of Credit, (b) the amount of all unreimbursed drawings under Letters of Credit,
(c) the amount of all outstanding drafts accepted under Letters of Credit, and (d) the amount of all unreimbursed payments of drafts accepted under Letters of Credit.

          "Local Currency" means a lawful currency other than United States dollars which is available at a branch of the Bank located in a country other than the United States and is the legal tender of that country where such branch is located.

          "Local Currency Advance" means an Advance in a Local
Currency made pursuant to and in accordance with the provisions of Section 2.03.

          "Material Adverse Effect" means (i) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; (b) the ability of the Company to perform under any Credit Document; or (c) the legality, validity, binding effect, or enforceability of any Credit Document; or (ii) a material adverse change in, or a material adverse effect upon, any of (a) the operations, business, properties, condition (financial or otherwise) or prospects of Cirrus International; (b) the ability of Cirrus International to perform under any Credit Document; or
(c) the legality, validity, binding effect, or enforceability of any Credit Document.

          "Offshore Currency" means any lawful currency which is freely transferable and convertible into Dollars.

          "Offshore Currency Advance" means an Advance in an Offshore Currency made pursuant to and in accordance with the provisions of Section 2.02(e).

          "Offshore Currency Interest Period" means, for each Offshore Currency Advance, the period commencing on the date such Advance is disbursed and ending one, two, three, or six months thereafter, as requested by a Borrower under Section 2.02, but not later than the last day of the Availability Period; provided, however, that the last day of such Offshore Currency Interest Period shall be determined in accordance with the practices of the offshore currency inter-bank market as from time to time in effect.

          "Offshore Currency Rate" means, for an Offshore Currency Advance and the related Offshore Currency Interest Period, the rate of interest quoted by the Bank and accepted by the appropriate Borrower as being applicable to such Offshore Currency Advance and Offshore Currency Interest Period.

          "Offshore Rate" means, for each Offshore Rate Interest
Period, the rate of interest (rounded upward to the next 1/16th of 1%) determined pursuant to the following formula:

        Offshore Rate =               Offered Rate
                       1.00 - Eurodollar Reserve Percentage

        Where:
                  "Offered Rate" means the rate of interest at which deposits in the applicable currency in the approximate amount of the Offshore Rate Advance to be made and having a maturity comparable to such Offshore Rate Interest Period would be offered by the Bank's Grand Cayman Branch, Grand Cayman, British West Indies (or such other office as may be designated for such purpose by the Bank), to major banks in the offshore interbank market upon request of such banks at approximately 8:00 a.m. San Francisco time two Business Days prior to the first day of such Offshore Rate Interest Period.

                  "Eurodollar Reserve Percentage" means, for any Offshore Rate Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on the first day of such Offshore Rate Interest Period (whether or not applicable to the Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Offshore Rate Interest Period. "Offshore Rate Advance" means an Advance made pursuant to and in accordance with the provisions of Section 2.02(d).

        "Offshore Rate Interest Period" means, for each
Offshore Rate Advance, the period commencing on the date the Offshore Rate Advance begins to bear interest at a rate based on the Offshore Rate and ending one, two, three, or six months thereafter, as requested by a Borrower under Section 2.02; provided, however, that the last day of each Offshore Rate Interest Period shall be determined in accordance with the practices of the applicable offshore interbank markets as from time to time in effect, and provided further that no such interest period shall extend beyond the last day of the Availability Period.

        "Participant" has the meaning specified in Section
10.5.

        "Person" means any individual, association, joint venture, partnership, joint stock company, corporation, trust, business trust, government, governmental authority, regulatory authority, or other entity.

        "Plan" means any employee pension benefit plan maintained or contributed to by the Company, any Subsidiary of the Company, any Affiliate of the Company, or by any trade or business (whether or not incorporated) under common control (as defined in Section 4001(b) of ERISA) with the Company, any Subsidiary, or any Affiliate and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

        "Reference Rate" means the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. The Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

        "Reference Rate Advance" means an Advance made pursuant to and in accordance with the provisions of Section 2.02(b).

        "Subsidiary" means any corporation, association, or other business entity of which the Company owns, directly or indirectly, more than 50% of the voting securities thereof or which the Company otherwise controls.

        "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

   1.02 Financial Requirements. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all financial information required under this Agreement shall be prepared, and all financial computations required under this Agreement shall be made, in accordance with generally accepted accounting principles consistently applied.


                                ARTICLE II

                               The Credit.

   2.01  Commitment.

        (a) (1) From and after the Closing Date, all advances made, letters of credit issued, and other credit extended under the Original Credit Agreement shall be subject to the terms of this Agreement, the letter of credit applications relating to such letters of credit, and the instruments and agreements entered into between the Bank and the Borrowing Entities relating to outstanding credit extended to such Borrowing Entities. All such advances, undrawn amounts of letters of credit, reimbursement obligations relating to letters of credit, and other credit shall be included in computing credit availability and the credit outstanding under this Agreement.

             (2) All guaranties issued by the Company with respect to credit extended by the Bank to its Subsidiaries shall remain in full force and effect.

        (b) From time to time during the Availability Period, and subject to the provisions of this Agreement, (x) the Bank will extend credit to the Borrowers consisting of Advances and Letters of Credit and, (y) upon request of the Company, and if agreed to by the Bank in its sole discretion, the Bank will make credit extensions, consisting of advances and letters of credit, to Borrowing Entities under the terms and conditions for each such credit extension.

        (c) From time to time during the Availability Period, the Company may request, in writing, that the Bank extend credit, in the form of Advances or letters of credit, in a specified amount to such of the Subsidiaries of the Company (other than Cirrus International) as the Company may name in such request. Nothing in this Agreement shall be deemed a commitment by the Bank to grant any such request. If the Bank agrees to extend the requested credit to a Subsidiary, such Subsidiary shall be referred to as a "Borrowing Entity" hereunder. The credit granted to a Borrowing Entity may, as requested by the Borrowing Entity, be denominated in Dollars or in the Equivalent Amount in a Local Currency or an Offshore Currency of such requested amount.

        (d) The total amount of (i) the Letter of Credit Obligations and Borrowing Entity L/C Obligations, (ii) Advances, and (iii) credit extensions to Borrowing Entities, shall not exceed at any time the Commitment Amount; provided, that such total amount may exceed the Commitment Amount by an amount not in excess of $100,000 if such excess is solely due to a change in applicable rates of exchange between Dollars and Offshore Currencies or Local Currencies, as the case may be. In determining compliance with this Section 2.01(d), Advances, Letter of Credit Obligations, and credit extensions to Borrowing Entities denominated in Local Currencies or Offshore Currencies shall be converted to their Equivalent Amounts in Dollars as of the date the Bank decided to grant the credit extension.

        (e) Subject of the provisions of this Agreement, the Advances are available to the Borrowers and the Borrowing Entities on a revolving basis, and during the Availability Period, Advances which have been repaid or prepaid may be reborrowed.

   2.02  Reference Rate, Fixed Rate, Offshore Rate, and
         Offshore Currency Advances.

        (a)  Requests for Advances.  Each Reference Rate
Advance shall be made upon the irrevocable written or telephone request of a Borrower received by the Bank not later than 10:00 a.m. San Francisco time on the date of such Reference Rate Advance, and each Fixed Rate Advance, Offshore Rate Advance, and Offshore Currency Advance shall be made upon the irrevocable written telephone request of a Borrower received by the Bank not later than 10:00 a.m. on the Banking Day prior to the date such Fixed Rate Advance, Offshore Rate Advance, or Offshore Currency Advance is to be made, specifying:

             (i) the date such Advance is to be made, which shall be a Banking Day;

             (ii)  the amount of such Advance;

             (iii)  whether such Advance is to be a Reference
Rate Advance, a Fixed Rate Advance, an Offshore Rate Advance, or an Offshore Currency Advance; and

             (iv)  if the Advance is to be a Fixed Rate
Advance, an Offshore Rate Advance, or an Offshore Currency
Advance, the Interest Period for such Advance.

Each written request for a Reference Rate Advance, a Fixed Rate Advance, an Offshore Rate Advance, or an Offshore Currency Advance and each confirmation of a telephone request for such an Advance shall be in the form of a Borrowing Certificate executed by a Borrower.

        (b) Reference Rate Advances. The outstanding principal balance of each Reference Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed), at a rate per annum equal to the Reference Rate. Each Borrower shall pay interest on each Reference Rate Advance to such Borrower on the last day of each month, commencing on the first such day after the date of such Advance, and upon payment in full of the principal of such Advance. Each Borrower shall pay the entire outstanding principal amount of each Reference Rate Advance to such Borrower on the last day of the Availability Period.

        (c) Fixed Rate Advances. Each Fixed Rate Interest Period shall be a period not longer than six months, and shall end not later than the last day of the Availability Period.
Each Fixed Rate Advance shall be in an amount not less than $250,000 and shall be in an amount such that the number of days in the Fixed Rate Interest Period for such Advance times the Dollar amount of such Advance is not less than 15,000,000 Dollar-days. The outstanding principal balance of each Fixed Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the Fixed Rate for such Fixed Rate Advance. Interest on each Fixed Rate Advance shall be due and payable on the last day of each month and on the last day of the related Fixed Rate Interest Period. The entire outstanding principal amount of each Fixed Rate Advance shall be due and payable on the last day of the Fixed Rate Interest Period for such Fixed Rate Advance.

        (d) Offshore Rate Advances. Each Offshore Rate Interest Period shall be a period of one, two, three, or six months, with the last day of such Interest Period determined in accordance with the practices of the offshore currency inter-bank market as from time to time in effect, provided that each Offshore Rate Interest Period shall end not later than the last of the Availability Period. Each Offshore Rate Advance shall be in an amount not less than $250,000. The outstanding principal balance of each Offshore Rate Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the Offshore Rate for such Offshore Rate Advance plus 0.75% per annum. Interest on each Offshore Rate Advance shall be due and payable on the last day of the Offshore Rate Interest Period for such Advance and on the last day of each month. The entire outstanding principal amount of each Offshore Rate Advance shall be due and payable on the last day of the Offshore Rate Interest Period for such Offshore Rate Advance.

        (e)  Offshore Currency Advances.  Each Offshore
Currency Interest Period shall be a period of one, two, three, or six months, with the last day of such Interest Period determined in accordance with the practices of the offshore currency inter-bank market as from time to time in effect, provided that each Offshore Currency Interest Period shall end not later than the last day of the Availability Period. Each Offshore Currency Advance shall be in an Offshore Currency and in an amount of such Offshore Currency which has an Equivalent Amount not less than $250,000. The outstanding principal balance of each Offshore Currency Advance shall bear interest until principal is due (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the Offshore Currency Rate for such Offshore Currency Advance. Interest on each Offshore Currency Advance shall be due and payable on the last day of the Offshore Currency Interest Period for such Advance and on the last day of each month. The entire outstanding principal amount of each Offshore Currency Advance shall be due and payable on the last day of the Offshore Currency Interest Period for such Offshore Currency Advance.

        (f) Prepayment of the Advances. (i) A Borrower may at any time prepay any Reference Rate Advance, any Fixed Rate Advance, any Offshore Rate Advance, or Offshore Currency Advance, in full or in part. Each partial prepayment shall be in an amount not less than $250,000 or, in the case of an Offshore Currency Advance, an amount with Equivalent Amount not less than $250,000.

             (ii)  Each prepayment shall be made upon the
irrevocable written or telephone notice of a Borrower received by the Bank not later than 10:00 a.m. San Francisco time on the date of the prepayment of a Reference Rate Advance and not less than two Banking Days prior to the date of the prepayment of a Fixed Rate Advance, an Offshore Rate Advance, or Offshore Currency Advance. The notice of prepayment shall specify the date of the prepayment, the amount of the prepayment, and the Advance or Advances to be prepaid.

             (iii)  Each prepayment of a Fixed Rate Advance,
Offshore Rate Advance, or Offshore Currency Advance shall be accompanied by the payment of accrued interest on the amount prepaid and any amount required by Section 4.04.

   2.03  Local Currency Advances.

        (a) From time to time during the Availability Period, the Bank will make Local Currency Advances to a Borrower and, if agreed to by the Bank in each case (in the Bank's sole discretion), to other Borrowing Entities located outside of the United States. The Bank shall have no obligation to make any Local Currency Advance unless the Bank and the appropriate Borrower or Borrowing Entity agree, at the time of the request for a Local Currency Advance, on the date such Advance is to be made, on the Local Currency in which such Advance is to be made, and on the amount, principal payment dates, interest rate and payment dates, prepayment and overdue payment terms, and the reserve and tax provisions for such Advance. Each Local Currency Advance shall be due and payable no later than the last day of the Availability Period. Each request for a Local Currency Advance and each confirmation of a telephone request for a Local Currency Advance shall be in the form of a Borrowing Certificate executed by the Company or, in the case of a Local Currency Advance to Cirrus International, Cirrus International.

        (b)  A Borrower or Borrowing Entity obtaining a Local
Currency Advance shall execute such additional documents as the Bank may require relating to such Local Currency Advance.

   2.04  The Letter of Credit Facility.   From time to time,
during the Availability Period, the Bank shall issue letters of credit for the account of a Borrower. A Letter of Credit may be denominated in Dollars or in an Offshore Currency. The Letter of Credit Facility is a revolving facility.

        (a) Terms of Letters of Credit. Each Letter of Credit shall:

             (i) if a commercial Letter of Credit, expire on or before 180 days after the date thereof, but not later than May 30, 1996; and if a standby Letter of Credit, expire on or before one year after the date thereof, but not later than November 30, 1996;

             (ii) if a commercial Letter of Credit, require drafts payable at sight or up to 180 days after sight, but not later than May 30, 1996; and if a standby Letter of Credit, require drafts payable at sight;

             (iii) be otherwise in form and substance and in favor of beneficiaries satisfactory to the Bank.

        (b) Requests for Letters of Credit. Each Letter of Credit shall be issued pursuant to a Letter of Credit Application received by the Bank not less than two Banking Days prior to the date of the issuance of the Letter of Credit. Each such Letter of Credit Application shall be completed in a manner satisfactory to the Bank.

        (c)  Fees.  The Company will pay, or will cause Cirrus
International to pay, the following fees and commissions with respect to Letters of Credit:

             (i) with respect to commercial Letters of Credit, upon issuance, an issuance fee equal to 0.125% of the face amount of such commercial Letter of Credit, and upon negotiation, a negotiation fee equal to 0.10% of the amount negotiated under such commercial Letter of Credit,

             (ii)  with respect to each standby Letter of
   Credit, upon issuance, a commission equal to 0.50% per annum on the face amount of such standby Letter of Credit if the Bank determines that such Letter of Credit is a performance letter of credit under applicable federal regulations, and a commission equal to .75% per annum on the face amount of such standby Letter of Credit if the Bank determines that such Letter of Credit is a financial letter of credit under applicable federal regulations, and

             (iii) the Bank's other standard Letter of Credit and draft fees, including but not limited to other amendment fees, presentation fees, negotiation fees, and cancellation fees. The amount and payment date of such other fees shall be those customarily charged by the Bank at the relevant times.

        (d) Expenses. The Company will pay or compensate, or will cause Cirrus International to pay or compensate, the Bank, promptly upon demand made from time to time for miscellaneous expenses for the items and in the amounts customarily charged by the Bank from time to time with respect to Letters of Credit.

   2.05 Commitment Fee. The Company shall pay to the Bank a commitment fee of 0.20% per annum on the average daily unused portion of the Credit Facilities provided under this Agreement. The commitment fee shall be computed on a calendar quarter basis, except for the first period, which shall commence on the date hereof and end on March 31, 1995, and the last period which shall end on the last day of the Availability Period. The commitment fee shall be payable on the last day of each successive calendar quarter and on the last day of the Availability Period.

   2.06 Guaranties. The obligations of Cirrus International under the Cirrus International Agreement and the Letter of Credit Obligations under Letters of Credit issued for the account of Cirrus International, and all other obligations of Cirrus International under any other Credit Document shall be guaranteed by the Company pursuant to a guaranty in the form and substance of Exhibit C attached hereto and incorporated herein (the "International Guaranty"). The credit extensions granted to the Borrowing Entities pursuant to this Agreement and the obligations of the Borrowing Entities under any document, instrument, or agreement entered into in connection therewith shall be guaranteed by the Company pursuant to guaranty agreements in form and substance satisfactory to the Bank in its sole discretion.


                               ARTICLE III

                Disbursements, Payments, and Calculations

   3.01  Lending Branches.  Each Advance and each Letter of
Credit and each payment to Bank by the Borrowers or any Borrowing Entity under this Agreement shall be made for the account of the Bank's Lending Branch.

   3.02 Loan Account. Principal, interest, and all other sums owing by the Borrowers or any Borrowing Entity to the Bank under this Agreement shall be evidenced by entries in records maintained by the Bank. Each payment on and any other credits with respect to principal, interest, and all other sums outstanding under this Agreement shall be evidenced by entries in such records.

   3.03 Immediately Available Funds. Each disbursement to a Borrower or a Borrowing Entity and each payment to the Bank under this Agreement shall be made in Dollars (except, unless otherwise agreed, disbursements and payments with respect to each Offshore Currency Advance and each Local Currency Advance shall be made in the relevant Offshore Currency or Local Currency, as appropriate, and disbursements and payments with respect to credit extensions to a Borrowing Entity shall be in the currency agreed to by such Borrowing Entity and the Bank) in immediately available funds (or such other funds as the Bank may require).

   3.04 Disbursements. Each disbursement of an Advance by the Bank to a Borrower shall be by crediting such Borrower's account at such bank or branch of the Bank as such Borrower and the Bank may agree upon from time to time in writing.

   3.05 Payments. (a) Each payment by a Borrower or a Borrowing Entity under this Agreement shall be made to the Bank by payment to such branch of the Bank as the Bank may specify from time to time.

        (b) Each payment by a Borrower or a Borrowing Entity may be made only on a Banking Day. If the day on which a payment would fall due is not a Banking Day, the day on which such payment is due shall be the next succeeding Banking Day and interest and fees shall accrue on such sums at the applicable rate or rates for the additional day or days. Each such payment shall be made without setoff or counterclaim not later than noon San Francisco, California time on the day such payment is due. All sums received after such time shall be deemed received on the next Banking Day and interest and fees shall accrue on such sums at the applicable rate or rates for the additional day or days.

        (c) With respect to regularly scheduled payments of principal, interest and fees payable under the Credit Documents which are payable in Dollars, each Borrower hereby authorizes the Bank to debit such Borrower's accounts with the Bank in the amount of principal, interest or fees due from the Borrowers under this Agreement or under any other Credit Document. The Bank shall debit the account of such Borrower on the date such amounts become due, or if such due date is not a Banking Day, on the next Banking Day after such due date. If there are insufficient funds in the account to cover the amount debited to the account in accordance with this Section 3.05(c), such debit will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited will be deemed to remain unpaid. No such debit under this Section 3.05(c) shall be deemed a setoff.

   3.06  Failure to Borrow.  If a Borrower or a Borrowing
Entity requests a Fixed Rate Advance, an Offshore Rate Advance, an Offshore Currency Advance, a Local Currency Advance, or other Advance and for any reason (including the occurrence of an event which is, or upon the lapse of time or notice or both would become, an Event of Default) does not borrow such Advance, the Company shall (or shall cause Cirrus International or the relevant Borrowing Entity so to do), on demand by the Bank, pay to the Bank the amount (if any) by which (a) the interest which would have been payable on the amount which such Borrower or Borrowing Entity failed to borrow had such amount been borrowed and outstanding for the Interest Period or other applicable term (in the case of a Local Currency Advance or extension of credit to a Borrowing Entity) specified in the request for such Advance exceeds (b) the interest which would have been recoverable by the Bank by placing such unborrowed amount on deposit in the certificate of deposit markets or the offshore Dollar interbank markets, as the case may be, for the Interest Period or other applicable term specified in the request for such Advance.

   3.07 Default Interest. Any principal, interest, or other sum payable by a Borrower hereunder if not paid when due shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the Reference Rate plus 2.00% per annum.

   3.08 Calculation of Interest and Fees. Except as otherwise specifically provided in this Agreement, all interest, fees, and other sums due under this Agreement shall be computed on the basis of actual days elapsed and a year of 360 days, which results in more interest or a larger fee or other amount payable than if a year of 365 days were used.


                                ARTICLE IV

                   Taxes, Costs, Capital Adequacy, Etc.

   4.01 Taxes. (a) (i) If any taxes (other than taxes on net income imposed on or measured by the Bank's net income by the jurisdiction under the laws of which the Bank is organized or maintains a lending office from which extensions of credit hereunder are made) are at any time imposed on any payments under or in respect of this Agreement or any instrument or agreement required hereunder including, but not limited to, payments made pursuant to this Section 4.01, the Company shall, or shall cause Cirrus International or the relevant Borrowing Entity to, pay all such taxes and shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed (as such additional amounts are determined in accordance with Section 4.01(a)(ii)).

             (ii) The additional amounts necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                           (w)(t)(i)
                       y = -----------
                             1-w-t

where the terms are defined as follows:

             y = additional payment to be made to the Bank

             w = withholding tax rate levied by foreign
                 government

             t = the Bank's combined Federal and state tax rate

             i = amount of interest to be paid on sum due
                            (computed by using the base rate
                            plus quoted spread)

             1 = one


             (b) The Company will provide (or cause Cirrus International or the relevant Borrowing Entity to provide) the Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by any Borrower or Borrowing Entity pursuant to Section 4.01(a) above. The Company will deliver (or cause Cirrus International or the relevant Borrowing Entity to deliver) receipts to the Bank within 30 days after the due date for the related tax.

   4.02 Costs. The Company shall (or shall cause Cirrus International or the relevant Borrowing Entity to) reimburse or compensate the Bank, upon demand by the Bank from time to time, for all costs incurred, losses suffered and payments made by the Bank which are applied or allocated by the Bank to any of the Credit Facilities (all as determined by Bank in its sole and absolute discretion) by reason of:

        (a) any and all present and future reserve deposit or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, the Bank;

        (b) compliance by the Bank with any directive, requirement or request from any governmental or regulatory authority, whether or not having the force of law.

   4.03 Capital Adequacy. If the Bank determines that any law, rule, regulation, or guideline regarding capital adequacy affects or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and the Bank determines (taking into consideration the Bank's policies with respect to capital adequacy and the Bank's desired return on capital) that the amount of required capital is increased as a result of the Bank's obligations under this Agreement, then, upon demand by the Bank from time to time, the Company shall (or shall cause Cirrus International or the relevant Borrowing Entity to) pay the Bank additional amounts sufficient as specified by the Bank to compensate the Bank for such increase.

   4.04 Breaking Deposits. If for any reason (including voluntary or mandatory prepayment or acceleration) the Bank receives all or part of the principal amount of a Fixed Rate Advance, an Offshore Rate Advance, or an Offshore Currency Advance prior to the last day of the Interest Period for such Advance, the Company shall (or shall cause Cirrus International to), on demand by the Bank, pay the Bank the amount (if any) by which (a) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (b) the interest which would have been recoverable by the Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period.

   4.05 Availability. If at any time the Bank, in its sole and absolute discretion, determines that:

             (a) deposits in the amount of the Fixed Rate Advances and for periods equal to the Fixed Rate Interest Periods are not available to the Bank in the certificate of deposit markets, or deposits in the currency or the amount of the Offshore Rate Advances or Offshore Currency Advances and for periods equal to the Offshore Rate Interest Periods or Offshore Currency Interest Periods are not available to the Bank in the offshore currency interbank markets, as the case may be; or

             (b) the Offshore Rate does not accurately reflect the cost to the Bank of lending the Offshore Rate Advances or the Offshore Currency Rate does not accurate reflect the cost to the Bank of lending the Offshore Currency Advances;

then the Bank shall promptly give notice thereof to the Company, and upon the giving of such notice, the Bank's obligation to make Fixed Rate Advances, Offshore Rate Advances, or Offshore
Currency Advances, as the case may be, shall terminate.

   4.06 Statement of the Bank. If the Bank claims any reimbursement or compensation pursuant to this Article IV, the Bank shall deliver to the Company a statement setting forth in reasonable detail the amount payable to the Bank hereunder and such statement shall be conclusive and binding on the Company, Cirrus International, and the Borrowing Entities, in the absence of manifest error.


                                ARTICLE V

                 Conditions to the Availability of Credit

   5.01  Conditions to the First Extension of Credit.  This
Agreement shall become effective on the Closing Date subject to the condition precedent that, on the Closing Date, there shall have been delivered to the Bank, in form and substance satisfactory to the Bank:

        (a) Opinion of Borrowers' Counsel. A written opinion, dated the Closing Date, of Wilson, Sonsini, Goodrich & Rosati, or of other counsel for the Borrowers (which counsel must be acceptable to the Bank) in form and substance acceptable to the Bank;

        (b) Borrowers' Corporate Resolutions. Copies of the resolutions passed by the Board of Directors of each of the Borrowers, certified by the Secretary or an Assistant Secretary of such Borrower as being in full force and effect on the Closing Date, authorizing the borrowing provided for herein and the other transactions contemplated hereby, and the execution, delivery, and performance of this Agreement, the Cirrus International Agreement, the International Guaranty, and any other instrument or agreement required hereunder;

        (c) Incumbency Certificates. From each Borrower, a certificate, signed by the Secretary or an Assistant Secretary of such Borrower and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the person or persons authorized to execute and deliver this Agreement, the Cirrus International Agreement, the International Guaranty, and any other instrument or agreement required hereunder on behalf of such Borrower;

        (d)  Borrowers' Compliance Certificate.  A completed
Compliance Certificate, signed on behalf of the Company by a responsible officer of the Company, calculated as of September
30, 1994, and dated the Closing Date;

        (e) Approvals and Consents. Certified copies of all approvals, consents, exemptions, and other actions by, and notices to and filings with, any governmental or regulatory authority and any trustee or holder of any indebtedness or obligation of any Borrower which, in the Bank's opinion, are required in connection with any transaction contemplated hereby;

        (f) Cirrus International Agreement and Guaranty. An agreement, fully executed, in the form and substance of Exhibit
D attached hereto and incorporated herein (the "Cirrus
International Agreement"), and the fully executed International
Guaranty.

        (g) Other Evidence and Documents. Such other evidence and documents as the Bank may reasonably request to establish or effect fully the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith, and compliance with the conditions set forth in this Agreement.

   5.02 Conditions Precedent to Each Extension of Credit. The obligation of the Bank to disburse an Advance, issue a Letter of Credit, or amend a Letter of Credit, or make any other extension of credit hereunder, is subject to the conditions precedent that, on the date of each disbursement, issuance, or amendment (including the first disbursement, issuance, or amendment), or other extension of credit, there shall not exist any event which is, or with the lapse of time or notice or both would be, an Event of Default and there shall have been delivered to the Bank, in form and substance satisfactory to the Bank:

        (a)  Borrowing Certificate.  With respect to each
Advance, a Borrowing Certificate, signed on behalf of the Borrower obtaining such Advance (and, in the case of an extension of credit to a Borrowing Entity, signed by the Company and such Borrowing Entity) by a duly authorized officer of such Borrower (and the Company and such Borrowing Entity, as appropriate) and dated the date of such Advance;

        (b) Application for the Issuance or Amendment of a Letter of Credit. In the case of the issuance or amendment of a Letter of Credit, a duly completed Letter of Credit Application for the issuance or amendment of such Letter of Credit, as appropriate, executed on behalf of the Borrower obtaining such Letter of Credit by a duly authorized representative of such Borrower;

        (c) Other Evidence and Documents. Such other evidence or documents as the Bank may reasonably request to establish or to effect fully the consummation of the transactions contemplated hereby, the taking of all proceedings in connection herewith, and compliance with the conditions set forth in this Agreement.

   5.03 Conditions Precedent to Extensions of Credit to Borrowing Entities. The Bank shall not be obliged to grant any credit extension to a Subsidiary requested by the Company unless and until the Bank has decided, in its sole discretion, to make such requested credit extension and there shall have been delivered, in form and substance satisfactory to the Bank with respect to each such requested credit extension:

        (a) Credit Documentation. Credit documentation relating to the requested credit extension executed by the relevant Borrowing Entity (such credit documentation shall contain such terms and provisions (including but not limited to the amount of the credit extension, interest, fees, conditions precedent, covenants, and events of default) as the Bank deems appropriate for such requested credit extension in the Bank's sole discretion); certified copies of corporate resolutions and incumbency certificates; upon the first extension of credit to a Borrowing Entity hereunder, and at such other times as the Bank may request, opinions of counsel; and such other instruments, agreements, document, and evidence that the Bank may require;

        (b) Guaranties, Etc. A guaranty executed by the Company guaranteeing the requested credit extension, as required by Section 2.06; certified copies of corporate resolutions and incumbency certificates; opinions of counsel; and such other related documentation that the Bank may require with respect to the Company as guarantor and such guaranty;

        (c) Compliance with Conditions Precedent. Evidence that all conditions precedent relating to such requested credit extension have been complied with;

        (d) Other Evidence. Such other evidence as the Bank may reasonably request to establish and effect fully the consummation of the transactions contemplated thereby, the taking of all proceedings in connection therewith, and compliance with the conditions set forth in the agreements relating to such requested credit extension.



                                ARTICLE VI

                      Representations and Warranties

   The Company represents and warrants that:

   6.01 Organization of Borrowers. The Company is a corporation duly organized and existing under the laws of the state of California, and Cirrus International is a corporation duly organized and existing under the laws of Bermuda; each Borrower is properly licensed and in good standing in, and where necessary to maintain such Borrower's rights and privileges, and each Borrower has complied with the fictitious name statute of every jurisdiction in which such Borrower is doing business, except where failure so to be licensed or so to comply would not, in the aggregate, have a Material Adverse Effect;

   6.02 Organization of Subsidiaries. Each Subsidiary is duly organized and existing under the laws of the jurisdiction of its formation, and is properly licensed and in good standing in, and where necessary to maintain its rights and privileges has complied with the fictitious name statute of, every jurisdiction in which it is doing business, except where failure so to be licensed or so to comply would not, in the aggregate, have a Material Adverse Effect; Cirrus International is a Subsidiary;

   6.03 Authorization of Agreement. The execution, delivery, and performance of this Agreement and any instrument or agreement required hereunder are within Borrowers' powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw, or other organization papers of any Borrower, or any instrument or agreement to which any Borrower or any Subsidiary is a party or by which any Borrower or any Subsidiary is bound or affected;

   6.04 Government Approvals. No approval, consent, exemption, or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to the Bank;

   6.05 Compliance with Laws. There is no law, rule, or regulation, nor is there any judgment, decree, or order of any court or governmental authority binding on any Borrower or any Subsidiary, which would be contravened by the execution, delivery, performance, or enforcement of this Agreement or any instrument or agreement required hereunder;

   6.06 Enforceability of Agreement. This Agreement is a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, and any other Credit Document or any instrument or agreement required hereunder, when executed and delivered, will be similarly legal, valid, binding, and enforceable, in each case except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability;

   6.07 Investment Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940;

   6.08 Title to Property. The Company and its Subsidiaries have good and marketable title to their respective properties and assets free and clear of all security interests, liens, encumbrances or rights of others, except for:

        (a) taxes which have resulted in a lien but are not yet delinquent; and

        (b) the rights of the Bank under any agreements securing credit granted by the Bank to any Borrower or Borrowing
Entity; and

        (c) security interests, liens, and encumbrances permitted under Section 8.04;

and the execution, delivery, or performance of this Agreement or any other Credit Document or any instrument or agreement required hereunder will not result in the creation of any such security interest, lien, encumbrance, or right, other than rights in favor of the Bank;

   6.09 Hazardous Materials. To the best of the Company's knowledge, the Company and each Subsidiary are in compliance with all federal, state, and local laws, rules, and regulations relating to hazardous or toxic materials, substances, or wastes;

   6.10 No Litigation. (a) Except as described on Schedule 6.10, there are no suits, proceedings, claims, or disputes pending or, to the knowledge of either of the Borrowers, threatened in writing against or affecting any Borrower or any Subsidiary, or their respective property, the adverse determination of which could reasonably be expected to materially affect the Company's consolidated financial condition or results of operations or impair any Borrower's ability to perform its obligations hereunder, under any other Credit Document, or under any instrument or agreement required hereunder;

        (b) Except as described on Schedule 6.10, there are no actions, proceedings, claims, or disputes pending or, to the knowledge of either Borrower, threatened against or affecting any Borrower or any Subsidiary or any of their respective property alleging violation of any federal, state, or local law, rule, or regulation relating to hazardous or toxic materials, substances, or wastes;

   6.11 Events of Default. No event has occurred and is continuing or would result from the incurring of obligations by any Borrower or any Borrowing Entity under this Agreement or any other Credit Document which is, or with the lapse of time or notice or both would be, an Event of Default;

   6.12 Regulation U. If used in accordance with this Agreement, the proceeds of the Credit Facilities would not be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock;

   6.13 Subsidiaries. All of the Company's Subsidiaries are listed on Schedule 6.13;

   6.14 Financial Information. All financial statements dated June 30, 1994, and all other information and data furnished by the Borrowers to the Bank are complete and correct, and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial condition and results of operations of Company as of such date. Since such date there has been no change in the Company's consolidated financial condition or results of operations sufficient to impair Borrowers' ability to perform their obligations hereunder or under any Credit Document or other instrument or agreement required hereunder. Neither the Company nor any Subsidiary has any contingent obligations, liabilities for taxes, or other outstanding financial obligations which are material in the aggregate, except as disclosed in such statements, information, and data;

   6.15 Renewal of Representations and Warranties. The representations and warranties contained in this Article VI and in any other Credit Document or other instrument or agreement executed and delivered in connection herewith shall be deemed to be made by the Company on and as of the date of each request for and each disbursement of an Advance or the issuance or amendment of a Letter of Credit or other extension of credit hereunder;

   6.16 Permits, Franchises. Each Borrower possesses all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade name rights, patent rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged, except where the lack of possession thereof would not, in the aggregate, have a Material Adverse Effect;

   6.17 Income Tax Returns. No Borrower has any knowledge of any pending assessments or adjustments with respect to its income tax liabilities for any year;

   6.18  ERISA Plan Compliance.

        (a) Each Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as amended from time to time, (the "Code") with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any ERISA Plan under Title IV of ERISA;

        (b)  No reportable event has occurred under Section
4043(b) of ERISA for which the Pension Benefit Guaranty
Corporation requires 30 day notice;

        (c) No action by any Borrower to terminate or withdraw from any Plan has been taken and no notice of intent to terminate an ERISA Plan has been filed under Section 4041 of ERISA;

        (d) No proceeding has been commenced with respect to an ERISA Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding;

   6.19 Full Disclosure. None of the representations or warranties made by any Borrower in the Credit Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement, or certificate furnished by or on behalf of any Borrower in connection with the Credit Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading.

   6.20 No Material Adverse Change. Since June 30, 1994, there has been no Material Adverse Change in the Company's consolidated financial condition or results of operations or ability of the Borrowers to perform their obligations hereunder or under any of the other Credit Documents. The representation and warranty of this Section 6.20 shall be deemed to be a continuing representation and warranty.


                               ARTICLE VII

                          Affirmative Covenants

   Unless the Bank waives compliance in writing, the Company covenants and agrees that so long as any credit shall remain available hereunder, and until the full and final performance of all obligations incurred hereunder, it will, and with respect to Sections 7.02 and 7.05 through 7.12, will cause each Subsidiary to:

   7.01 Payment. Pay interest and principal on all sums due under the Credit Facilities and all other sums outstanding under or in respect of this Agreement and any instrument or agreement required hereunder in accordance with the terms hereof and thereof;

   7.02 Use of Proceeds. Use the proceeds of the Credit Facilities only to meet short term operating cash needs, to facilitate the import of products, and to support the offshore needs of the Borrowers and Subsidiaries, and not use any of the proceeds of the Credit Facilities, directly or indirectly, to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and not extend credit to others for the purpose of purchasing or carrying margin stock;

   7.03 Quick Ratio. Maintain at all times, on a consolidated basis, the sum of (i) cash, (ii) short-term investments, (iii) long-term United States Treasury obligations with maturities not in excess of two years from the date of acquisition of such obligations, and (iv) trade accounts receivable of the Company, at least equal to 1.00 times current liabilities of the Company;

   7.04 Tangible Net Worth. Maintain at all times, on a consolidated basis, Consolidated Tangible Net Worth of at least
(i) 85% times Consolidated Tangible Net Worth as of December 31, 1994, plus (ii) plus 75% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing after December 31, 1994, plus (iii) 100% of new equity of the Company issued after December 31, 1994;

   7.05  Notices.  Promptly give written notice to the Bank of:

        (a) all litigation affecting any Borrower or any Subsidiary where the amount claimed is $1,000,000 or more;

        (b) any substantial dispute which may exist between any Borrower or any Subsidiary and any governmental regulatory body or law enforcement authority;

        (c) any labor controversy resulting in or threatening to result in a strike against any Borrower or any Subsidiary;

        (d) any proposal by any public authority to acquire the assets or business of any Borrower or any Subsidiary or to compete with any Borrower or any Subsidiary;

        (e) any reportable event under Section 4043(b)(5), (6) or (9) of ERISA with respect to any Plan, any decision to terminate or withdraw from a Plan affecting 10 or more employees, any finding made with respect to a Plan under Section 4041(c) or (e) of ERISA, the commencement of any proceeding with respect to a Plan under Section 4042 of ERISA, or any material increase in the actuarial present value of unfunded vested benefits under all Plans over the preceding year;

        (f) any Event of Default or any event which, upon a lapse of time or notice or both, would become an Event of Default; and

        (g) any other matter which has resulted or might result in a material adverse change in any Borrower's consolidated financial condition or results of operations;

   7.06  Financial Statements, Reports, Etc.  Deliver to the
Bank in form and detail satisfactory to the Bank, and in such number of copies as the Bank may request:

        (a) as soon as available but no later than 45 days after the close of each of the first three quarters of each of its fiscal years, the Company's consolidated balance sheet as of the close of such quarter, and Company's consolidated statements of income, retained earnings, and changes in financial position for such quarter and that portion of the fiscal year ending with such quarter, prepared on a consolidated basis and certified by a responsible officer of the Company as fairly presenting the Company's financial condition and results of operations; submission of the Company's Form 10-Q Quarterly Report shall satisfy the requirements of this subsection if it contains the information and certification required by this subsection;

        (b) as soon as available but no later than 120 days after the close of each of its fiscal years, a complete copy of the Company's audited financial statements, which financial statements shall include at least the Company's consolidated balance sheet as of the close of such year, and the Company's consolidated statements of income, retained earnings, and changes in financial position for such year, prepared on a consolidated basis, and the unqualified opinion of an independent certified public accountant selected by the Company and satisfactory to the Bank stating that Company's financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries and were prepared in accordance with generally accepted accounting principles consistently applied. Such opinion shall not be qualified or limited because of a restricted or limited examination by such accountant of any material portion of the Company's or any Subsidiary's records; submission of the Company's Form 10-K Annual Report shall satisfy the requirements of this subsection if it contains the information and opinion required by this subsection;

        (c) within 15 days after the date of filing with the Securities and Exchange Commission, copies of the Company's Form
10-K Annual Report, Form 10-Q Quarterly Report, and Form 8-K
Current Report;

        (d) within 45 days after the end of the first three quarters of each fiscal year, and 120 days after the end of each fiscal year, a Compliance Certificate signed by a responsible officer of the Company stating that such officer is familiar with this Agreement;

   7.07 Cooperation. Perform, on request of the Bank and at Borrowers' expense, such acts as may be necessary or advisable to effect fully the transactions contemplated by this Agreement;

   7.08 Existence, Etc. Maintain and preserve its existence and all rights, privileges, and franchises now enjoyed, and keep all its properties in good working order and condition;

   7.09 Payment of Obligations. Pay all obligations, including tax claims, when due, except such as may be contested in good faith or as to which a bona fide dispute may exist, and except for trade obligations, where such failure would not result, in the aggregate, in a Material Adverse Effect;

   7.10 Compliance with Laws. At all times comply with all laws, rules, regulations, orders, and directions of any governmental authority having jurisdiction over it or its business, except to the extent that failure so to comply would not, in the aggregate, result in a Material Adverse Effect;

   7.11 Insurance. Maintain and keep in force in adequate amounts such insurance as is usual in its business;

   7.12 Books and Records, Inspection Rights. Maintain adequate books, accounts, and records in accordance with generally accepted accounting principles consistently applied, and, during the existence and continuance of a Default, permit employees or agents of the Bank at any reasonable time to inspect its properties, and to examine or audit its books, accounts and records and make copies and memoranda thereof.

   7.13 Company Liquid Assets. The Company shall maintain, on an unconsolidated basis, cash, short term investments, and U.S. treasury instruments in an aggregate amount not less than 60% of the cash, short term investments, and U.S. instruments of the Company on a consolidated basis.


                               ARTICLE VIII

                            Negative Covenants

   Unless the Bank waives compliance in writing, the Company covenants and agrees that, so long as any of the Credit Facilities shall remain available, and until full and final performance of all obligations of the Borrowers and the Borrowing Entities under this Agreement and the other Credit Documents and any instrument or agreement required hereunder, it will not, and with respect to Sections 8.03 through 8.10, will not permit any Subsidiary to:

   8.01 Leverage Ratio. Permit at any time (on a consolidated basis) total liabilities of the Company and its consolidated
Subsidiaries to exceed Consolidated Tangible Net Worth;

   8.02  Profitability.   For the Company and its consolidated
Subsidiaries, incur a cumulative net or operating loss over any period of four consecutive fiscal quarters ending during the Availability Period;

   8.03 Other Liabilities. Create or incur any liabilities for borrowed money or for the deferred purchase price of property or services or under leases which in accordance with generally accepted accounting principles in effect at the time such leases are entered into should be recorded as capital leases, or become obligated as a surety, guarantor, accommodation endorser, or otherwise for or upon the obligation of any Person, or enter any other arrangement which has the effect of assuring a creditor of any Person against loss (including arrangements to purchase or repurchase or market or remarket property or obligations, pay for property, goods or services whether or not delivered or rendered, maintain working capital, equity capital or other financial statement condition of, or lend or contribute to or invest in, any such Person); provided, however, that this Section 8.03 shall not be deemed to prohibit:

        (a) liabilities with respect to the Credit Facilities provided for herein, and any other liabilities or obligations to or in favor of the Bank;

        (b) the acquisition of goods, supplies, or merchandise on normal trade credit;

        (c) the execution of bonds or undertakings in the ordinary course of its business as presently conducted;

        (d) the endorsement for deposit or collection of negotiable instruments received in the ordinary course of its business as presently conducted;

        (e) purchase money security obligations related to equipment hereafter acquired when the security interest does not extend beyond the equipment purchased and the proceeds thereof and the amount of the obligation does not exceed the value of the equipment so purchased and the reasonable and necessary transaction costs association with such purchase;

        (f) indebtedness which is subordinate to the Borrowers' obligations to the Bank on terms satisfactory to the Bank in its sole discretion;

        (g) obligations under capital leases of property to the extent such obligations do not exceed the value of the property so leased;

        (h) obligations incurred under letters of credit with First Interstate Bank, not to exceed in an aggregate amount
Seven Million U.S. Dollars (U.S. $7,000,000), on behalf of
Borrower and its Subsidiaries;

        (i) contingent obligations, in a aggregate maximum amount at any one time outstanding not to exceed $250,000,000, incurred by the Company as guarantor of obligations relating to the manufacturing joint venture between International Business Machines Corporation and the Company;

        (j) Swap Contracts entered into in the ordinary course of business as bona fide hedging transactions;

        (k) additional contingent obligations in an aggregate maximum amount at any one time outstanding not to exceed
$25,000,000; and

        (l) additional liabilities in an aggregate maximum amount at any one time outstanding not to exceed $20,000,000.

   8.04 Other Security Interests. Create, assume, or suffer to exist any security interest, lien (including the lien of an attachment, judgment, or execution) or encumbrance, securing a charge or obligation, on or of any of its property, real or personal, whether now owned or hereafter acquired, except:

        (a) liens for current taxes, assessments, or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof;

        (b)  deposits or pledges to secure:

             (i)  statutory obligations;

             (ii)  surety or appeal bonds;

             (iii) bonds for release of attachment, stay of execution or injunction; or

             (iv)  performance of bids, tenders, contracts
(other than for the repayment of borrowed money) or leases, or for purposes of like general nature in the ordinary course of its business as presently conducted;

        (c) purchase money security interests in equipment hereafter acquired when the security interest does not extend beyond the equipment purchased and the proceeds thereof and the amount of the obligation does not exceed the value of the equipment so purchased and the reasonable and necessary transaction costs association with such purchase;

        (d) liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

        (e) liens in connection with workers' compensation, unemployment insurance or social security obligations, and mechanics', workmen's, materialmen's, landlords', carriers', or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due or which are being contested in good faith;

        (f) liens on insurance policies and the proceeds thereof, securing the financing of premiums owing by the Company or any Subsidiary with respect thereto, not to exceed $1,000,000 in aggregate principal amount outstanding at any time;

        (g) liens in favor of customs and revenues authorities arising as a matter of law to secure any payment obligations of the Company and its Subsidiaries in respect of customs duties in connection with the importation of goods; and

        (h)  liens or security interests in favor of the Bank;

   8.05 Dividends. Declare or pay any dividends on any of its shares, except dividends payable in capital stock of such Borrower or Subsidiary;

   8.06  Liquidation, Merger, etc.  (a)  Liquidate or dissolve;
        (b) enter into any consolidation or merger unless such Subsidiary or the Company is the surviving entity and immediately after such consolidation or merger there exists no event which is, or with the lapse of time or notice would be, an Event of Default;

        (c) sell, lease, or dispose of assets with value, in the aggregate for the Company and its Subsidiaries, greater than 15% of the Company's consolidated total assets as of the date hereof, or sell, lease, or otherwise sell, lease, or dispose of its business or assets as a whole or such as in the opinion of the Bank constitute a substantial portion thereof;

   8.07 Sale of Property for Fair Consideration. Dispose of any of its assets except for full, fair, and reasonable consideration; provided, that the Company and its Subsidiaries may transfer assets at cost to one another in the ordinary course of business;

   8.08 Contracts. Enter into any material contracts, leases, indentures, or other agreements except in the ordinary course of its business as presently conducted;

   8.09 Change in Business. Engage in any business activities or operations substantially different from or unrelated to present business activities and operations.


                                ARTICLE IX

                            Events of Default

   9.01 Events of Default. Any of the following shall constitute an "Event of Default":

        (a) Nonpayment. Any Borrower or any Borrowing Entity fails to pay any installment of principal when due under this Agreement or any other Credit Document, or, within three Banking Days after the same becomes due, interest or any other sum due under this Agreement or any other Credit Document in accordance with the terms hereof or thereof;

        (b) Misrepresentation. Any representation or warranty herein or in any Credit Document or in any agreement, instrument, or certificate executed pursuant hereto or in connection with any transaction contemplated hereby proves to have been false or misleading in any material respect when made or when deemed to have been made;

        (c) Failure of Security Interest. The Bank fails to have a valid and enforceable perfected security interest in or lien on any collateral obtained by the Bank pursuant to Section 9.02(c) hereof or otherwise required by any Credit Document or any other credit documentation relating to credit granted to a Borrower or a Borrowing Entity, having, in the case of collateral obtained by the Bank pursuant to Section 9.02(c), a first priority status and, in the case of other collateral, the priority required by the documentation with respect to such security interest or lien;

        (d) Involuntary Liens. Any involuntary lien or liens in the aggregate amount of $1,000,000 or more for the Company and its Subsidiaries, of any kind or character and whether or not permitted by Section 8.04, attaches to any assets or property of any Borrower or any Subsidiary, except for taxes due but not in default, and such liens are not removed and discharged within 20 days after their incurrence;

        (e) Judgments. A judgment or judgments is entered against any Borrower or any Subsidiary in the aggregate amount of $1,000,000 or more on a claim or claims not covered by insurance, and such judgments remain unvacated, unbonded, or unstayed for a period of 30 days or in any event later than five days prior to the date of any proposed sale thereunder;

        (f) Bankruptcy. Any Borrower or any Subsidiary is generally not paying its undisputed debts as such debts become due, or files any petition or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors, or takes any corporate action in furtherance of any of the foregoing;

        (g) Involuntary Bankruptcy. An involuntary petition is filed against any Borrower or any Subsidiary under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of any Borrower or any Subsidiary unless such petition or appointment is set aside or withdrawn or ceases to be in effect within 60 days from the date of said filing or appointment;

        (h) Condemnation. All, or such as in the opinion of the Bank constitutes substantially all, of the property of any Borrower or any Subsidiary, or of the Company and its Subsidiaries as a whole, is condemned, seized, or appropriated;

        (i) Regulatory Authority. Any governmental regulatory authority takes or institutes action which, in the opinion of the Bank, will materially adversely affect the Company's consolidated condition, results of operations, or the ability of any Borrower or Borrowing Entity to perform its obligations hereunder or under any Credit Document;

        (j) Approvals, Consents etc. Any approval, consent, exemption, or other action of any governmental authority required under this Agreement is modified, breached, or becomes ineffective;

        (k) Cross Default. Any breach or default occurs under any other instrument or agreement involving the borrowing of money or the extension of credit in amounts (including both commitments and outstandings) exceeding $1,000,000 in the aggregate, under which any Borrower or any Subsidiary may be obligated as borrower, installment purchaser, or guarantor, if such default consists of the failure to pay any indebtedness when due or if such default causes (or upon a lapse of time or notice or both would cause) the acceleration of any indebtedness or the termination of any commitment to lend, or permits or causes (or upon lapse of time or notice or both would permit or cause) the acceleration of any indebtedness or the termination of any commitment to lend and evidence satisfactory to the Bank of cure of such default shall not have been provided to the Bank within five days after the date such default first permits such acceleration or termination;

        (l)  Breach of Certain Covenants.  Any breach of
Section 7.06 occurs and is not cured within ten days after the Borrower becomes aware thereof or notice from the Bank thereof
(whichever is earlier).

        (m) Breach of Other Agreements. Any other breach or default occurs under any Credit Document, or any breach or default occurs under any agreement securing any credit granted by the Bank to any Borrower or any Borrowing Entity or guarantying such credit, or any such security agreement or guaranty is revoked or becomes ineffective;

        (n) Breach of Other Obligations. Any breach or default occurs under any other obligation of any Borrower or any Subsidiary to the Bank or any subsidiary or affiliate of the Bank;

        (o) ERISA Termination. Any Plan termination or any full or partial withdrawal from a Plan or Plans occurs which could result in liability of any Borrower, any Subsidiary, or any Affiliate to the Pension Benefit Guaranty Corporation or to the Plan or Plans in the aggregate amount of $500,000 or more, or the actuarial present value of unfunded vested benefits under all Plans shall exceed 3% of Tangible Net Worth (determined on a consolidated basis);

        (p) IBM Joint Venture Guaranty. Any breach or default occurs under the Company's guaranty of obligations relating to the manufacturing joint venture between International Business Machines Corporation and the Company or under such guaranteed obligations, if such default consists of the failure to pay any guaranty obligation, indebtedness or guaranteed amount when due or if such default permits or causes (or upon a lapse of time or notice or both would permit or cause) the acceleration of any guaranty obligation, indebtedness or guaranteed amount or the termination of any commitment to lend;

        (q) Material Adverse Change. Any material adverse change occurs in the Company's consolidated financial condition or results of operations or ability of any Borrower or Borrowing Entity to perform its obligations hereunder or under any Credit Document.

   9.02 Remedies. If any Event of Default occurs, the Bank may,

        (a)  terminate any obligation of the Bank to make
Advances, issue or amend Letters of Credit, or make any other extensions of credit hereunder or under any other Credit
Document;

        (b) declare the unpaid principal amount of all outstanding Advances and Letter of Credit Obligations and Borrowing Entity L/C Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Borrowing Entities;

        (c) with respect to any and all contingent, unmatured, or unliquidated Letter of Credit Obligations or Borrowing Entity L/C Obligations, declare and require that cash in an amount equal to the aggregate amount of such Letter of Credit Obligations or Borrowing Entity L/C Obligations be paid over and pledged to the Bank pursuant to a pledge and security agreement in form and substance satisfactory to the Bank, to be held as additional cash collateral, in which case such amounts shall be immediately pledged and delivered to the Bank as demanded by the Bank; and

        (d) exercise all rights and remedies available to the Bank under the Credit Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 9.01(f) or Section 9.01(g), the obligation of the Bank to make Advances, issue or amend Letters of Credit, or make other extensions hereunder or under the other Credit Documents shall automatically terminate and the unpaid principal amount of all outstanding Advances and Letter of Credit Obligations and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

   9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges, or remedies provided by law or in equity, or under any other instrument, document, or agreement now existing or hereafter arising.


                                ARTICLE X

                              Miscellaneous

   10.01 Notices. Any communications between the parties hereto to be given in writing shall be given by mailing the same, postage prepaid, or by telex, cable, facsimile, or personal delivery to each party at its address set forth on the signature pages hereto, or to such other addresses as either party may in writing hereafter indicate. Any communications between the parties hereto to be given by telephone shall be confirmed immediately in writing by the party initiating the telephone call. The Company acknowledges and agrees that any agreement of the Bank herein to receive notices by telephone or facsimile is solely for the convenience and at the request of the Company. Telephone requests may be made by any individual identified in writing to the Bank on a form acceptable to the Bank as being authorized to make such requests. The Bank shall be entitled to rely upon any written or telephone request from persons it reasonably believes to be authorized by a Borrower to make such requests without making independent inquiry. The Company assumes the full risk of, and the Bank shall not be responsible for, any delays or errors in transmission, and the obligation of the Borrowers to repay the loans and other extensions of credit hereunder shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

   10.02 Application of Amounts Received. The Bank may apply amounts received by the Bank with respect to the Credit
Facilities after the occurrence of an Event of Default in the order and in the manner the Bank in its discretion may determine.

   10.03 Cash Collateral for Letters of Credit. Amounts to be applied under Section 9.02(c) to the portion of the Letter of Credit Obligations or Borrowing Entity L/C Obligations consisting of the undrawn amount of outstanding Letters of Credit or other letters of credit may, at the Bank's option, be applied to the prepayment of, or be held as cash collateral to secure, the Letter of Credit Obligations or Borrowing Entity L/C Obligations. The Company hereby grants, and shall cause Cirrus International and each Borrowing Entity to grant the Bank a security interest in all such cash collateral. Cash collateral shall be placed in an interest-bearing account (which account shall be acceptable to the Bank) at the Bank.

   10.04 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrowers shall not assign this Agreement or any of the rights of any Borrower hereunder without the prior written consent of the Bank.

   10.05 Participations; Novations. (a) The Bank may from time to time, with the prior written consent of the Company at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, sell, assign, grant participations in, or otherwise transfer to any bank or affiliate of the Bank (each such Person is referred to as a "Participant") all or part of the obligations of the Borrowers and the Borrowing Entities to the Bank under this Agreement or under any of the other Credit Documents.

        (b) The Company agrees, and shall cause Cirrus International and each other Borrowing Entity to agree, that each transfer of its obligations under this Agreement or any other Credit Document will give rise to a direct obligation of such Borrower or Borrowing Entity to the Participant and that Participant shall have the same rights and benefits under this Agreement or such Credit Document as it would have if it were party to this Agreement or such Credit Document.

        (c) Except with respect to assignments, the Bank shall remain liable for the performance of all of its obligations under this Agreement notwithstanding any transfer by the Bank of any Borrowers' or Borrowing Entity's obligations under this Agreement or any Credit Document unless the Bank, the relevant Borrower or Borrowing Entity, and such Participant agree to the contrary in writing.

        (d) The Company authorizes the Bank to disclose to any prospective Participant and any Participant any and all confidential information in the Bank's possession concerning such Borrower or any Subsidiary, or this Agreement and the other Credit Documents, subject to such prospective Participant or Participant agreeing in writing to the Bank to keep such information confidential to the same extent required of the Bank hereunder. The Bank shall not be responsible if such prospective Participant or Participant fails to comply with the confidentiality agreement.

   10.06 Setoff. The Company authorizes, and shall cause Cirrus International and each other Borrowing Entity to authorize, the Bank and each Participant, upon the occurrence of an Event of Default, to proceed directly with respect to amounts due and payable by right of setoff, banker's lien, or otherwise, against any property of any Borrower or Borrowing Entity which may be in the hands of the Bank or such Participant.

   10.07 Confidentiality. The Bank agrees to maintain confidentiality with respect to all information which is furnished by or on behalf of the Borrowers to the Bank under this Agreement except to the extent such information:

        (a) was or becomes generally available to the public other than as a result of a disclosure by the Bank;

        (b) was or becomes available on a non-confidential basis from a source other than a Borrower, provided that such source is not bound by a confidentiality agreement with Borrower known to the Bank;

        (c)  is disclosed by the Bank:

             (i) to any governmental or regulatory authority in the course of its duties;

             (ii)  pursuant to subpoena or other legal process;

             (iii)  to legal counsel and other advisors
retained by the Bank;

             (iv)  to any Person and in any proceeding
necessary in the Bank's judgment to protect the Bank's interest in connection with any claim or dispute involving the Bank; or

             (v)  to any prospective Participant and any
Participant.

   10.08 Waivers; Writing Required. No delay or omission by the Bank to exercise any right under this Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Agreement shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Agreement must be in writing to be effective.

   10.09 Remedies. All rights and remedies provided in this Agreement, any other Credit Document, or any instrument or agreement required hereunder are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

   10.10 Costs and Expenses. The Company agrees to pay, or cause the relevant Borrower or Borrowing Entity to pay, to the Bank on demand from time to time all costs, expenses, attorneys' fees, and allocated costs for in-house legal services incurred by the Bank in connection with the preparation, administration (including any waivers and amendments), and enforcement of this Agreement and the other Credit Documents, and in connection with any refinancing or restructuring of the Credit Facilities in the nature of a "work-out".

   10.11  Indemnification for Hazardous Substances.  The
Company shall indemnify, and cause Cirrus International and each Borrowing Entity to indemnify, the Bank and its directors, officers, agents, employees and counsel against and hold the Bank and each such person harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including attorneys' fees and allocated costs for in-house legal services) arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about any Borrower's or Borrowing Entity's operations or property or property leased by a Borrower or Borrowing Entity of any material, substance, or waste which is or becomes designated as hazardous or toxic under any federal, state, or local law, rule, or regulation.

   10.12 Indemnification for Judgment Currency. If any judgment or order is given or made for the payment of any amount due under this Agreement or other Credit Document and such judgment or order is expressed in a currency other than the currency required under this Agreement or any instrument or agreement required hereunder, the Company shall, and shall cause Cirrus International and each Borrowing Entity to, indemnify the Bank against and hold the Bank harmless from all loss and damage incurred by the Bank as a result of any variation in rates of exchange between the date of such judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement or any other Credit Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement, any Credit Document, or any instrument or agreement required hereunder.

   10.13 English Language. All writings furnished hereunder shall be in the English language or accompanied by a certified translation into the English language.

   10.14 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, and Exhibits shall be deemed reference to Articles, Sections, and Exhibits of this Agreement.

   10.15 Severability. The illegality or unenforceability of any provision of this Agreement or any other Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or the other Credit Documents.

   10.16 Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

   10.17  Governing Law.  This Agreement, and the other Credit
Documents, except to the extent otherwise specifically provided therein, shall be governed by and construed under the laws of the State of California.

   10.18 Nature of Liabilities. Each representation and warranty in each of the Credit Documents shall be deemed to have been made by the Company.

   10.19 Obligations of Foreign Subsidiaries. Except to the extent that a Subsidiary becomes jointly liable with the Company and other Subsidiaries for extensions of credit and other obligations hereunder pursuant to the provisions of Section 7.13, the parties intend that each of Cirrus International and each other Subsidiary incorporated in a jurisdiction outside of the United States of America will be liable under this Agreement only with respect to borrowings by it hereunder, and will not have any obligation, direct or indirect, with respect to borrowings by the Company or any other Borrowing Entity. The entire Agreement, including in particular Section 7.01, shall be interpreted and enforced accordingly.

         In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                            CIRRUS LOGIC, INC.


                            By

                            Title


                            By

                            Title


                            Address for notices:

                            3100 West Warren Avenue
                            Fremont, CA  94538
                            Attn:  Sam S. Srinivasan
                                   Facsimile:  (510) 226-2360
                                   Tel:  (510) 226-2083

                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION


                            By


                Vice President

                            Address where notices to
                            Bank are to be sent:

                            530 Lytton Avenue, 2nd Floor
                            Palo Alto, CA 94301
                            Attn:  Stephen L. Parry
                                   Vice President, #3537

               Facsimile:  (415) 853-4476
                                   Tel: (415) 853-4625






               AMENDED AND RESTATED SUPPLEMENTARY AGREEMENT



   This AMENDED AND RESTATED SUPPLEMENTARY AGREEMENT (this "Supplementary Agreement") is entered into as of January 31, 1995, between CIRRUS LOGIC INTERNATIONAL, LTD., a Bermuda corporation (the "Additional Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association (the "Bank"), with respect to the following:


                                Recitals.

   A. Cirrus Logic, Inc., a California corporation (the "Company") and the Bank are parties to a Credit Agreement, dated as of November 9, 1992 (as amended from time to time, the "Prior Parent Agreement"), pursuant to which the Bank has agreed to make certain extensions of credit to the Company and certain of its subsidiaries, including the Additional Borrower.

   B. In connection with the Prior Parent Agreement, the Bank and the Additional Borrower entered into the Supplementary
Agreement dated as of November 9, 1992 (the "Prior Supplementary
Agreement").

   C. The Bank and the Borrower have agreed to amend and restate the Prior Parent Agreement in its entirety, on and subject to the terms and conditions of the Amended and Restated Credit Agreement dated as of January 31, 1995 (as now in effect or hereafter extended, renewed or amended, the "Parent Agreement").

   D. The Bank and the Additional Borrower are entering into this Supplementary Agreement in order to amend and restate in its entirety the Prior Supplementary Agreement to set forth certain agreements with respect to extensions of credit to the Additional Borrower pursuant to the Parent Agreement.

Accordingly, the Additional Borrower and the Bank agree as follows:


                                ARTICLE I

                 Definitions and Financial Requirements.

   1.01 Definitions. Capitalized terms used in this Supplementary Agreement but not otherwise defined herein have the meanings given to them in the Parent Agreement.

   1.02 Financial Requirements. Unless otherwise specified in this Supplementary Agreement, all accounting terms used in this Supplementary Agreement shall be interpreted, all financial information required under this Agreement shall be prepared, and all financial computations required under this Agreement shall be made, in accordance with generally accepted accounting principles consistently applied.


                                ARTICLE II

                               The Credit.

   2.01  Advances to the Additional Borrower.  (a)  Each
Advance to the Additional Borrower made under the Parent
Agreement shall be subject to the provisions, terms, and conditions set forth in the Parent Agreement, whether or not such provisions, terms, or conditions are also set forth herein or specifically referred to herein.

        (b) Each request by the Additional Borrower for an Advance to it shall be made in accordance with the provisions of Sections 2.02 and 2.03 of the Parent Agreement.

        (c)  The term of each Advance made to the Additional
Borrower shall be in accordance with the provisions of Sections
2.02 and 2.03 of the Parent Agreement.

        (d) The Additional Borrower shall pay interest on each Advance made to it at the rate and at the times set forth for such Advance in Sections 2.02 and 2.03 of the Parent Agreement.

        (e) The Additional Borrower shall pay the principal of each Advance made to it at the times and in the amounts set forth in Sections 2.02 and 2.03 of the Parent Agreement.

        (f) The Additional Borrower may prepay any advance made to it in accordance with the provisions of Sections 2.02 and 2.03 of the Parent Agreement.

   2.02  Letters of Credit.  (a)  Each request for a Letter of
Credit to be issued for the account of the Additional Borrower shall be made in accordance with the provisions of Section 2.04 of the Parent Agreement.

        (b) Each Letter of Credit issued for the account of the Additional Borrower shall have a term in accordance with the provisions of Section 2.04(a) of the Parent Agreement.

        (c) With respect to each Letter of Credit issued for the account of the Additional Borrower, the Additional Borrower shall pay the fees and commissions with respect to such Letter of Credit which are set forth in Sections 2.04(c)(i), (ii), and
(iii) of the Parent Agreement.

        (d) With respect to Letters of Credit issued for the account of the Additional Borrower, the Additional Borrower will pay or compensate the Bank, promptly upon demand made from time to time, for miscellaneous expenses for the items and in the amounts customarily charged by the Bank from time to time with respect to Letters of Credit.

   2.03 Guaranty. The obligations of the Additional Borrower under this Supplementary Agreement and with respect to the Letter of Credit Obligations under Letters of Credit issued for the account of the Additional Borrower, and all other obligations of the Additional Borrower under any other Credit Document shall be guaranteed by the Company pursuant to the International Guaranty.


                               ARTICLE III

                Disbursements, Payments, and Calculations

   3.01  Lending Branches.  Each Advance and each Letter of
Credit and each payment to the Bank by the Additional Borrower under this Supplementary Agreement shall be made for the account of the Bank's Lending Branch.

   3.02 Loan Account. Principal, interest, and all other sums owing by the Additional Borrower to the Bank under this Supplementary Agreement shall be evidenced by entries in records maintained by the Bank. Each payment on and any other credits with respect to principal, interest, and all other sums outstanding under this Supplementary Agreement shall be evidenced by entries in such records.

   3.03 Immediately Available Funds. Each disbursement to the Additional Borrower and each payment to the Bank under this Supplementary Agreement or under any other extension of credit made to the Additional Borrower under the Parent Agreement shall be made in Dollars (except, unless otherwise agreed, disbursements and payments with respect to each Offshore Currency Advance and each Local Currency Advance shall be made in the relevant Offshore Currency or Local Currency, as appropriate, and disbursements and payments with respect to credit extensions to a Borrowing Entity shall be in the currency agreed to by such Borrowing Entity and the Bank) in immediately available funds (or such other funds as the Bank may require).

   3.04 Disbursements. Each disbursement of an Advance by the Bank to the Additional Borrower shall be by crediting the Additional Borrower's account at such bank or branch of the Bank as the Additional Borrower and the Bank may agree upon from time to time in writing.

   3.05  Payments.  (a)  Each payment by the Additional
Borrower under this Supplementary Agreement or any other extension of credit to the Additional Borrower under the Parent
Agreement shall be made to the Bank by payment to such branch of the Bank as the Bank may specify from time to time.

        (b) Each payment by the Additional Borrower may be made only on a Banking Day. If the day on which a payment would fall due is not a Banking Day, the day on which such payment is due shall be the next succeeding Banking Day and interest and fees shall accrue on such sums at the applicable rate or rates for the additional day or days. Each such payment shall be made without setoff or counterclaim not later than noon San Francisco, California time on the day such payment is due. All sums received after such time shall be deemed received on the next Banking Day and interest and fees shall accrue on such sums at the applicable rate or rates for the additional day or days.

        (c) With respect to regularly scheduled payments of principal, interest and fees payable under the Credit Documents which are payable in Dollars, the Additional Borrower hereby authorizes the Bank to debit the Additional Borrower's accounts with the Bank in the amount of principal, interest or fees due from the Additional Borrower under this Supplementary Agreement or under any other Credit Document. The Bank shall debit the account of the Additional Borrower on the date such amounts become due, or if such due date is not a Banking Day, on the next Banking Day after such due date. If there are insufficient funds in the account to cover the amount debited to the account in accordance with this Section 3.05(c), such debit will be reversed (in whole or in part, in the Bank's sole discretion) and such amount not debited will be deemed to remain unpaid. No such debit under this Section 3.05(c) shall be deemed a setoff.

   3.06 Failure to Borrow. If the Additional Borrower requests a Fixed Rate Advance, an Offshore Rate Advance, an Offshore Currency Advance, a Local Currency Advance, or other Advance and for any reason (including the occurrence of an event which is, or upon the lapse of time or notice or both would become, an Event of Default) does not borrow such Advance, the Additional Borrower shall, on demand by the Bank, pay to the Bank the amount (if any) by which (a) the interest which would have been payable on the amount which the Additional Borrower failed to borrow had such amount been borrowed and outstanding for the Interest Period or other applicable term (in the case of a Local Currency Advance or extension of credit to a Borrowing Entity) specified in the request for such Advance exceeds (b) the interest which would have been recoverable by the Bank by placing such unborrowed amount on deposit in the certificate of deposit markets or the offshore Dollar interbank markets, as the case may be, for the Interest Period or other applicable term specified in the request for such Advance.

   3.07 Default Interest. Any principal, interest, or other sum payable by the Additional Borrower hereunder or under any Credit Document if not paid when due shall bear interest (payable on demand) from its due date until payment in full (computed daily on the basis of a 360 day year and actual days elapsed) at a rate per annum equal to the Reference Rate plus 2.00% per annum.

   3.08 Calculation of Interest and Fees. Except as otherwise specifically provided in this Supplementary Agreement or in the Parent Agreement, all interest, fees, and other sums due under this Supplementary Agreement or the Parent Agreement shall be computed on the basis of actual days elapsed and a year of 360 days, which results in more interest or a larger fee or other amount payable than if a year of 365 days were used.


                                ARTICLE IV

                   Taxes, Costs, Capital Adequacy, Etc.

   4.01 Taxes. (a) If any taxes (other than taxes on net income imposed on or measured by the Bank's net income by the jurisdiction under the laws of which the Bank is organized or maintains a lending office from which extensions of credit hereunder are made) are at any time imposed on any payments under or in respect of this Supplementary Agreement or any instrument or agreement required hereunder including, but not limited to, payments made pursuant to this Section 4.01, the Additional Borrower shall pay all such taxes and shall also pay to the Bank, at the time interest is paid, all additional amounts which the Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such taxes had not been imposed (as such additional amounts are determined in accordance with Section 4.01(a)(ii) of the Parent Agreement).

             (b) The Additional Borrower will provide the Bank with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by the Additional Borrower pursuant to Section 4.01(a) above. The Additional Borrower will deliver receipts to the Bank within 30 days after the due date for the related tax.

   4.02 Costs. The Additional Borrower shall reimburse or compensate the Bank, upon demand by the Bank from time to time, for all costs incurred, losses suffered and payments made by the Bank which are applied or allocated by the Bank to any of the Credit Facilities extended to the Additional Borrower (all as determined by Bank in its sole and absolute discretion) by reason of:

        (a) any and all present and future reserve deposit or similar requirements against (or against any class of or change in or in the amount of) assets or liabilities of, or commitments or extensions of credit by, the Bank;

        (b) compliance by the Bank with any directive, requirement or request from any governmental or regulatory authority, whether or not having the force of law.

   4.03 Capital Adequacy. If the Bank determines that any law, rule, regulation, or guideline regarding capital adequacy affects or would affect the amount of capital required to be maintained by the Bank or any corporation controlling the Bank and the Bank determines (taking into consideration the Bank's policies with respect to capital adequacy and the Bank's desired return on capital) that the amount of required capital is increased as a result of the Bank's extensions of credit to the Additional Borrower under the Parent Agreement, then, upon demand by the Bank from time to time, the Additional Borrower shall pay the Bank additional amounts sufficient as specified by the Bank to compensate the Bank for such increase.

   4.04 Breaking Deposits. If for any reason (including voluntary or mandatory prepayment or acceleration) the Bank receives all or part of the principal amount of a Fixed Rate Advance, an Offshore Rate Advance, or an Offshore Currency Advance made to the Additional Borrower prior to the last day of the Interest Period for such Advance, the Additional Borrower shall, on demand by the Bank, pay the Bank the amount (if any) by which (a) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (b) the interest which would have been recoverable by the Bank by placing the amount so received on deposit in the certificate of deposit markets or the offshore currency interbank markets, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period.

   4.05 Statement of the Bank. If the Bank claims any reimbursement or compensation pursuant to this Article IV, the Bank shall deliver to the Company a statement setting forth in reasonable detail the amount payable to the Bank hereunder and such statement shall be conclusive and binding on the Company and the Additional Borrower in the absence of manifest error.


                                ARTICLE V

                 Conditions to the Availability of Credit

   5.01 Conditions to the First Extension of Credit. This Supplementary Agreement shall become effective on the Closing Date subject to the condition precedent that, on the Closing Date, all the conditions of Section 5.01 of the Parent Agreement shall then have been met to the satisfaction of the Bank.

   5.02 Conditions Precedent to Each Extension of Credit. The obligation of the Bank to disburse an Advance, issue a Letter of Credit, or amend a Letter of Credit, or make any other extension of credit hereunder, is subject to the conditions precedent set forth in Section 5.02 of the Parent Agreement.


                                ARTICLE VI

                      Representations and Warranties

   The Additional Borrower represents and warrants that:

   6.01 Organization of the Additional Borrower. The Additional Borrower is a corporation duly organized and existing under the laws of Bermuda; the Additional Borrower is properly licensed and in good standing in, and where necessary to maintain the Additional Borrower's rights and privileges, and the Additional Borrower has complied with the fictitious name statute of every jurisdiction in which it is doing business, except where failure so to be licensed or so to comply would not, in the aggregate, have a Material Adverse Effect;

   6.02 Parent Agreement. The Additional Borrower has been provided with a copy of the Parent Agreement and is familiar with the contents and provisions thereof;

   6.03 Authorization of Agreement. The execution, delivery, and performance of this Supplementary Agreement and any other Credit Document to be executed by the Additional Borrower are within the Additional Borrower's powers, have been duly authorized, and are not in conflict with the terms of any charter, bylaw, or other organization papers of the Additional Borrower, or any instrument or agreement to which the Additional Borrower is a party or by which the Additional Borrower is bound or affected;

   6.04 Government Approvals. No approval, consent, exemption, or other action by, or notice to or filing with, any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of this Supplementary Agreement or any instrument or agreement required hereunder, except as may have been obtained and certified copies of which have been delivered to the Bank;

   6.05 Compliance with Laws. There is no law, rule, or regulation, nor is there any judgment, decree, or order of any court or governmental authority binding on the Additional Borrower which would be contravened by the execution, delivery, performance, or enforcement of this Supplementary Agreement or any instrument or agreement required hereunder;

   6.06 Enforceability of Agreement. This Supplementary Agreement is a legal, valid, and binding agreement of the Additional Borrower, enforceable against the Additional Borrower in accordance with its terms, and any other Credit Document or any instrument or agreement required hereunder to be executed by the Additional Borrower, when executed and delivered, will be similarly legal, valid, binding, and enforceable;

   6.07 Investment Company Act. The Additional Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment
Company Act of 1940;

   6.08  No Litigation.  (a)  Except as described on Schedule
6.10 of the Parent Agreement, there are no suits, proceedings, claims, or disputes pending or, to the knowledge of the Additional Borrower, threatened against or affecting the Additional Borrower or its property, the adverse determination of which might affect the Additional Borrower's financial condition or results of operations or impair the Additional Borrower's ability to perform its obligations hereunder or under any instrument or agreement required hereunder;

        (b) Except as described on Schedule 6.10 of the Parent Agreement, there are no actions, proceedings, claims, or disputes pending or, to the knowledge of the Additional
Borrower, threatened against or affecting the Additional
Borrower or any of its property alleging violation of any federal, state, or local law, rule, or regulation relating to hazardous or toxic materials, substances, or wastes;

   6.09 Events of Default. No event has occurred and is continuing or would result from the incurring of obligations by the Additional Borrower under this Supplementary Agreement or any other Credit Document which is, or with the lapse of time or notice or both would be, an Event of Default;

   6.10 Regulation U. If used in accordance with this Supplementary Agreement and the Parent Agreement, the proceeds of the extensions of credit to the Additional Borrower under the Parent Agreement would not be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock;

   6.11  Subsidiary.  The Additional Borrower is a Subsidiary;

   6.12 Renewal of Representations and Warranties. The representations and warranties made by the Additional Borrower in this Article VI and in any other Credit Document or other instrument or agreement executed and delivered in connection herewith shall be deemed to be made by the Additional Borrower on and as of the date of each request for and each disbursement of an Advance to the Additional Borrower or the issuance or amendment of a Letter of Credit for the account of the Additional Borrower;

   6.13 Other Representations and Warranties. Each other representation or warranty made by the Company in the Parent
Agreement which relates to or is made with respect to the Additional Borrower is true and correct.


                               ARTICLE VII

                          Affirmative Covenants

   Unless the Bank waives compliance in writing, the Additional Borrower covenants and agrees that so long as any credit shall remain available under the Parent Agreement, and until the full and final performance of all obligations incurred thereunder, it will:

   7.01 Payment. Pay interest and principal on all sums due under extensions of credit to the Additional Borrower under the Parent Agreement and all other sums outstanding under or in respect of this Supplementary Agreement and any instrument or agreement required hereunder in accordance with the terms hereof and thereof;

   7.02 Use of Proceeds. Use the proceeds of the extensions of credit made to the Additional Borrower under the Parent Agreement only to meet short term operating cash needs, to facilitate the import of products, and to support the offshore needs of the Additional Borrower, and not use any of the proceeds of the Credit Facilities, directly or indirectly, to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), and not extend credit to others for the purpose of purchasing or carrying margin stock;

   7.03 Other Affirmative Covenants. To the extent applicable or relating to the Additional Borrower, comply with the provisions of Sections 7.05 through 7.12 of the Parent
Agreement.


                               ARTICLE VIII

                            Negative Covenants

   Unless the Bank waives compliance in writing, the Additional Borrower covenants and agrees that, so long as any of the Credit Facilities shall remain available, and until full and final performance of all obligations of the Borrowers and the Borrowing Entities under the Parent Agreement, this Supplementary Agreement, and the other Credit Documents and any instrument or agreement required hereunder or thereunder, it will not take any action which is prohibited by Sections 8.03 through 8.10 of the Parent Agreement.


                                ARTICLE IX

                       Events of Default; Remedies

   9.01 Remedies. If any Event of Default occurs, the Bank may,

        (a)  terminate any obligation of the Bank to make
Advances, issue or amend Letters of Credit, or make any other extensions of credit hereunder or under any other Credit
Document;

        (b) declare the unpaid principal amount of all outstanding Advances and Letter of Credit Obligations and Borrowing Entity L/C Obligations, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers and the Borrowing Entities;

        (c) with respect to any and all contingent, unmatured, or unliquidated Letter of Credit Obligations or Borrowing Entity L/C Obligations, declare and require that cash in an amount equal to the aggregate amount of such Letter of Credit Obligations or Borrowing Entity L/C Obligations be paid over and pledged to the Bank pursuant to a pledge and security agreement in form and substance satisfactory to the Bank, to be held as additional cash collateral, in which case such amounts shall be immediately pledged and delivered to the Bank as demanded by the Bank; and

        (d) exercise all rights and remedies available to the Bank under the Credit Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 9.01(f) of the Parent Agreement or Section 9.01(g) of the Parent Agreement, the obligation of the Bank to make Advances, issue or amend Letters of Credit, or make other extensions hereunder or under the other Credit Documents shall automatically terminate and the unpaid principal amount of all outstanding Advances and Letter of Credit Obligations and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Bank.

   9.02 Rights Not Exclusive. The rights provided for in this Supplementary Agreement and the other Credit Documents are cumulative and are not exclusive of any other rights, powers, privileges, or remedies provided by law or in equity, or under any other instrument, document, or agreement now existing or hereafter arising.


                                ARTICLE X

                              Miscellaneous

   10.01 Notices. Any communications between the parties hereto to be given in writing shall be given by mailing the same, postage prepaid, or by telex, cable, facsimile, or personal delivery to each party at its address set forth on the signature pages hereto, or to such other addresses as either party may in writing hereafter indicate. Any communications between the parties hereto to be given by telephone shall be confirmed immediately in writing by the party initiating the telephone call. The Additional Borrower assumes the full risk of, and the Bank shall not be responsible for, any delays or errors in transmission, and the obligation of the Additional Borrower to repay the loans and other extensions of credit the Parent Agreement shall not be affected in any way or to any extent by any failure by the Bank to receive written confirmation of any telephonic or facsimile notice or the receipt by the Bank of a confirmation which is at variance with the terms understood by the Bank to be contained in the telephonic or facsimile notice.

   10.02 Application of Amounts Received. The Bank may apply amounts received by the Bank with respect to the Credit
Facilities after the occurrence of an Event of Default in the order and in the manner the Bank in its discretion may determine.

   10.03 Cash Collateral for Letters of Credit. Amounts to be applied under Section 9.01(c) to the portion of the Letter of Credit Obligations or Borrowing Entity L/C Obligations consisting of the undrawn amount of outstanding Letters of Credit or other letters of credit may, at the Bank's option, be applied to the prepayment of, or be held as cash collateral to secure, the Letter of Credit Obligations or Borrowing Entity L/C Obligations. The Additional Borrower hereby grants the Bank a security interest in all such cash collateral. Cash collateral shall be placed in an interest-bearing account (which account shall be acceptable to the Bank) at the Bank.

   10.04 Successors and Assigns. This Supplementary Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Additional Borrower shall not assign this Supplementary Agreement or any of the rights of the Additional Borrower hereunder or with respect to the Credit Facilities without the prior written consent of the Bank.

   10.05 Participations; Novations. (a) The Bank may from time to time, with the prior written consent of the Company at all times other than during the existence of an Event of Default, which consent shall not be unreasonably withheld, sell, assign, grant participations in, or otherwise transfer to any bank or affiliate of the Bank all or part of the obligations of the Borrowers and the Borrowing Entities to the Bank under the Parent Agreement or under any of the other Credit Documents.

        (b) The Additional Borrower agrees that each transfer of its obligations under the Credit Documents will give rise to a direct obligation of the Additional Borrower to the Participant and that Participant shall have the same rights and benefits under this Supplementary Agreement or such other Credit Document as it would have if it were party to this Supplementary Agreement or such Credit Document.

        (c) Except with respect to assignments, the Bank shall remain liable for the performance of all of its obligations under this Agreement notwithstanding any transfer by the Bank of the Additional Borrower's obligations under this Supplementary Agreement or any Credit Document unless the Bank, the Additional Borrower, and such Participant agree to the contrary in writing.

        (d) The Additional Borrower authorizes the Bank to disclose to any prospective Participant and any Participant any and all confidential information in the Bank's possession concerning the Additional Borrower or this Supplementary Agreement and the other Credit Documents, subject to such prospective Participant or Participant agreeing in writing to the Bank to keep such information confidential to the same extent required of the Bank hereunder. The Bank shall not be responsible if such prospective Participant or Participant fails to comply with the confidentiality agreement.

   10.06 Setoff. The Additional Borrower authorizes the Bank and each Participant, upon the occurrence of an Event of Default, to proceed directly with respect to amounts due and payable by right of setoff, banker's lien, or otherwise, against any property of the Additional Borrower which may be in the hands of the Bank or such Participant.

   10.07 Waivers; Writing Required. No delay or omission by the Bank to exercise any right under this Supplementary Agreement shall impair any such right, nor shall it be construed to be a waiver thereof. No waiver of any single breach or default under this Supplementary Agreement shall be deemed a waiver of any other breach or default. Any amendment or waiver of any provision of this Supplementary Agreement must be in writing to be effective.

   10.08 Remedies. All rights and remedies provided in this Supplementary Agreement, any other Credit Document, or any instrument or agreement required hereunder are cumulative and are not exclusive of any rights or remedies otherwise provided by law. Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

   10.09 Indemnification for Hazardous Substances. The Additional Borrower shall indemnify the Bank and its directors, officers, agents, employees and counsel against and hold the Bank and each such person harmless from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including attorneys' fees and allocated costs for in-house legal services) arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence on, under or about the Additional Borrower's operations or property or property leased by the Additional Borrower of any material, substance, or waste which is or becomes designated as hazardous or toxic under any federal, state, or local law, rule, or regulation.

   10.10 Indemnification for Judgment Currency. If any judgment or order is given or made for the payment of any amount due under this Supplementary Agreement or other Credit Document and such judgment or order is expressed in a currency other than the currency required under this Supplementary Agreement or any instrument or agreement required hereunder, the Additional
Borrower shall indemnify the Bank against and hold the Bank harmless from all loss and damage incurred by the Bank as a result of any variation in rates of exchange between the date of such judgment or order and the date of payment (or, in the case of partial payments, the date of each partial payment) thereof. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Supplementary Agreement or any other Credit Document, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Bank from time to time, and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Supplementary Agreement, any Credit Document, or any instrument or agreement required hereunder.

   10.11 English Language. All writings furnished hereunder shall be in the English language or accompanied by a certified translation into the English language.

   10.12 Section Headings. Section headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Supplementary Agreement. Unless otherwise provided, references to Articles, Sections, and Exhibits shall be deemed reference to Articles, Sections, and Exhibits of this Supplementary Agreement.

   10.13 Severability. The illegality or unenforceability of any provision of this Supplementary Agreement or any other Credit Document shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Supplementary Agreement or the other Credit Documents.

   10.14 Counterparts. This Supplementary Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

   10.15 Governing Law. This Supplementary Agreement shall be governed by and construed under the laws of the State of California.

   10.16 Prior Supplementary Agreement. This Supplementary Agreement amends and restates in its entirety, but does not extinguish, the Prior Supplementary Agreement. All obligations of the Additional Borrower under the Prior Supplementary Agreement shall be subject to the terms of this Supplementary Agreement.

        In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

                            CIRRUS LOGIC INTERNATIONAL, LTD.


                            By

                            Title


                            By

                            Title


                            Address:

                            c/o Cirrus Logic, Inc.
                            3100 West Warren Avenue
                            Fremont, CA  94538
                            Attn:  Sam S. Srinivasan
                                   Facsimile:  (510) 226-2360
                                   Tel:  (510) 226-2083


                            BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION


                            By
                            Title: Vice President

                            Address:

                            530 Lytton Avenue, 2nd Floor
                            Palo Alto, CA 94301
                            Attn:  Stephen L. Parry
                                   Vice President, #3537

                    Facsimile:  (415) 853-4476
                                   Tel: (415) 853-4625